                                            S & A   D R A F T -- AUGUST 19, 1996
                                            ------------------------------------
                                                                    I.V. SYSTEMS

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.



                     AGENCY, SERVICES, AND DISTRIBUTION AGREEMENT

                                    by and between

                            BAXTER HEALTHCARE CORPORATION
                                      as Baxter

                                         and

                          ALLEGIANCE HEALTHCARE CORPORATION
                                    as Allegiance


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                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.  Definitions; Rules of Construction........................................1

2.  Appointment and Commitment................................................6

3.  Agency Model, Distributor Model, and BCS Kit Model........................7

4.  Exclusivity...............................................................9

5.  Term.....................................................................11

6.  Prices and Fees..........................................................12

7.  The Council..............................................................20

8.  Invoicing and Payments...................................................21

9.  Allegiance's Duties......................................................23

10. Baxter's Duties..........................................................23

11. Standard of Care.........................................................23

12. Alternative Acute Care Distribution......................................24

13. Transfer of Title and Risk of Loss.......................................24

14. Warranties...............................................................25

15. Trademarks...............................................................25

16. Termination..............................................................26

17. Indemnity................................................................30

18. Insurance................................................................34

19. Compliance with Laws.....................................................34

20. Force Majeure............................................................36

21. Confidentiality..........................................................37

22. Limitation of Liability and Remedy.......................................38

23. Miscellaneous Provisions.................................................40


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24. Dispute Resolution and Arbitration.......................................42

25. Assignment...............................................................43

26. Authority................................................................44



                                   LIST OF EXHIBITS


Exhibit A          I.V. Products
Exhibit B          Nutrition Products
Exhibit C          Allegiance's Duties
Exhibit D          Baxter's Duties
Exhibit E          Supplier Scoreboard
Exhibit F          Interim Distributor Model


                                          ii

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                     AGENCY, SERVICES, AND DISTRIBUTION AGREEMENT


         This AGENCY, SERVICES, AND DISTRIBUTION AGREEMENT (this "Agreement"), dated as of October 1, 1996, by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation with its principal offices at One Baxter Parkway, Deerfield, Illinois 60015 (hereinafter called "Baxter") and ALLEGIANCE HEALTHCARE CORPORATION, a Delaware corporation with its principal offices at 1430 Waukegan Road, McGaw Park, Illinois 60085 (hereinafter called "Allegiance").

                                       RECITALS

         Baxter and its parent corporation, Baxter International Inc. ("Baxter International"), have spun-off various businesses by transferring those businesses to Allegiance Corporation ("Allegiance Corporation") (or its subsidiaries) and distributing all of the stock of Allegiance Corporation to the stockholders of Baxter International as a dividend. As a result of the distribution of that dividend, Baxter International and Allegiance Corporation, and their respective subsidiaries, are separate and independent corporations.

         As a consequence of the foregoing actions, Allegiance will acquire, INTER ALIA, certain business units, including the U.S. Distribution business, that have previously provided various sales and distribution services to business units owned by Baxter.

         Baxter and Allegiance recognize that it is advisable for Allegiance to continue providing physical distribution and sales support and related services to Baxter.

                                      AGREEMENT

         In consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Baxter and Allegiance agree as follows:

1.  DEFINITIONS; RULES OF CONSTRUCTION.

    1.1  DEFINITIONS.  As used in this Agreement:

         1.1.1 "Affiliate" shall mean any Person controlling, controlled by or under direct or indirect common control with a party hereto. For the purpose of this definition,


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the term "control" means the power to direct the management of an entity, directly or indirectly, whether solely through the ownership of voting securities (as in the case of a subsidiary), by contract, or otherwise; and the term "controlled" has a meaning correlative to the foregoing. Allegiance Corporation and Baxter International shall not be deemed to be Affiliates of each other.

         1.1.2 "Agreement" shall mean this Agency, Services, and Distribution Agreement dated as of October 1, 1996, including all Exhibits and Schedules attached hereto.

         1.1.3 "Base Business Products" shall mean all I.V. Products on Exhibit A that are not designated as Premium Products, as defined herein.

         1.1.4 "Best Value Products" shall mean a select offering of Allegiance-distributed and Allegiance-manufactured products * * *. Best Value Products are specially promoted externally to Allegiance customers and internally to Allegiance sales personnel through financial incentives. All Best Value Products are required to meet the following specific criteria: * * *. Notwithstanding the foregoing criteria, the Premium Products listed on Exhibit A from time to time pursuant to Section 4.3 will be deemed Best Value Products; provided, however, that * * * identified on Exhibit A will not be considered to be Best Value Products solely on account of their being identified as Premium Products.

         1.1.5 "Competitor" shall mean (a) with respect to Baxter, any Person (including an affiliate of such Person) that during its most recently completed fiscal year has annual net revenues from sales of products competitive with the Products greater than 20% of the total annual net revenues of Baxter from Products during its most recently completed fiscal year; and (b) in the case of Allegiance, any Person (including an affiliate of such Person) that during its most recently completed fiscal year has annual net revenues from the distribution of medical, surgical and laboratory products greater than 20% of the total annual net revenues of Allegiance during its most recently completed fiscal year.

         1.1.6 "Cost Management" shall mean the dedication of resources by Allegiance or its Affiliates to deliver cost improvement services to customers. Cost Management services shall focus on activities including, without limitation, reducing product consumption, improving utilization of assets, improving logistics, and reducing or eliminating operating costs. Cost Management transactions shall be those transactions performed by


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* * *  CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND
       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

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Allegiance pursuant to any comprehensive Cost Management contract which permits
Allegiance to share with a customer the risk and reward of cost savings generated by Cost Management as well as obligating the customer to purchase a specified percentage of Best Value Products. As part of such Cost Management transactions, Allegiance may also provide some or all of the following services:
(a) ValueLink (as defined herein); (b) PBDS (as defined herein); (c) consulting services; (d) on-site clinical resources; (e) contract materials management; and
(f) consolidated service centers.

         1.1.7 "Internal Use Sales" shall mean (a) Products transferred to Baxter's Affiliates for internal use (including provision of perfusion services); and (b) Products transferred to another Baxter Division for resale under a distribution agreement with Allegiance.

         1.1.8 "I.V. Products" shall mean the products and accessories manufactured by or on behalf of Baxter and listed in Exhibit A hereto together with the parts and components necessary for the repair and replacement thereof.

         1.1.9 "Kit" shall mean an aggregation by Allegiance of Baxter, Allegiance, and/or third-party products packaged together or repackaged for specific uses and procedures including, without limitation, such aggregations for programs known prior to the effective date of this Agreement as Baxter Custom Sterile ("BCS"), Baxter Custom Products ("BCP"), and Procedure-Based Delivery Systems ("PBDS").

         1.1.10 "Line of Products" shall mean any specifically identified group of related Products set forth in Exhibits A and B to this Agreement.

         1.1.11    Net Sales.

              1.1.11.1 "Agency Net Sales" shall mean Baxter's aggregate sales of Products at the Agency Prices (or direct shipment prices) for such Products less all applicable divisional and corporate bonuses and discounts, returns, allowances, discounts available at time of purchase, group purchasing organization fees, drug buy-back premiums, and amortized contract procurement costs provided or recognized by Baxter. Agency Net Sales includes all sales of the Products by Baxter in the Territory except Distributor Net Sales, sales to Allegiance of Products, Internal Use Sales, VWR Purchases, Drug Purchases, capital equipment lease extensions and re-signs, or sales and leases of hardware and related software and disposables to nonhealth-care retailers serving end-user customers.

              1.1.11.2 "Contract Net Sales" shall mean the sum of Agency Net Sales and Distributor Net Sales. Contract Net Sales amounts shall be recognized for calculation purposes in a manner consistent with Baxter's historical revenue recognition policies and generally accepted accounting principles.

              1.1.11.3 "Distributor Net Sales" shall mean a calculation of net sales for all transactions hereunder pursuant to the Distributor Model or the Interim Distributor Model. Distributor Net Sales shall be based upon the volumes of Products sold by Allegiance to customers and calculated as if Baxter had sold such volumes to such customers at the Suggested Sales Prices less all applicable corporate and divisional bonuses and discounts, returns, allowances, discounts available at time of purchase, group purchasing organization fees, drug buy-back premiums, and amortized contract procurement costs provided or recognized by Baxter. Distributor Net Sales shall not include sales to Allegiance of Products for use as components of BCS Kits or sales of BCS Kits to customers.

         1.1.12    "Notice" shall mean notice given in accordance with Section
23.1.

         1.1.13 "Nutrition Products" shall mean the products and accessories manufactured by or on behalf of Baxter and listed in Exhibit B hereto together with the parts and components necessary for the repair and replacement thereof.

         1.1.14 "Person" shall mean an individual, corporation, partnership, limited liability company, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

         1.1.15 "Premium Products" shall mean all I.V. Products on Exhibit A that are designated as Premium Products.

         1.1.16 "Products" shall mean all I.V. Products and all Nutrition Products.

         1.1.17 "Term" shall mean the period of time provided in Section 5 hereof, including any and all extensions thereof.

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         1.1.18    "Territory" shall mean the District of Columbia and the
fifty states comprising the United States of America.

         1.1.19 "Transfer" shall mean any assignment, transfer, sale or other disposition to a Person that is not an Affiliate of the Transferor, including any Transfer by way of merger or consolidation or otherwise by operation of law.

         1.1.20 "ValueLink" shall mean the just-in-time inventory management service known as ValueLink-Registered Trademark-.

    1.2 OTHER TERMS. Terms defined in other Sections of this Agreement will have the meanings therein provided.

    1.3  RULES OF CONSTRUCTION.

         1.3.1 In this Agreement, unless a clear contrary intention appears:

              1.3.1.1 the singular number includes the plural number and vice versa;

              1.3.1.2 reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

              1.3.1.3   reference to any gender includes the other gender;

              1.3.1.4 reference to any Section or Exhibit means such Section of this Agreement or such Exhibit to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

              1.3.1.5 "herein", "hereunder", "hereof", "hereto", and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

              1.3.1.6 "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

              1.3.1.7 "distribute" and "distribution" shall be used interchangeably to refer to Allegiance's duties under the Agency Model, the Distributor Model, the Interim

    Distributor Model, or the BCS Kit Model and shall not alone imply a legal distributor relationship;

              1.3.1.8 relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including";

              1.3.1.9 reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

              1.3.1.10 accounting terms used herein shall have the meanings historically attributed to them by Baxter and its subsidiaries based upon Baxter's internal financial policies and procedures in effect prior to the spin-off described in the recitals above;

              1.3.1.11 in the event of any conflict between the provisions of the body of this Agreement and the Exhibits hereto, the provisions of the body of this Agreement shall control; and

              1.3.1.12 the headings contained in this Agreement (except for the Exhibits) have been inserted for convenience of reference only, and are not to be used in construing this Agreement.

         1.3.2 This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either party shall not apply to any construction or interpretation hereof.

2.  APPOINTMENT AND COMMITMENT.

    2.1 APPOINTMENT OF LIMITED AGENCY. Baxter hereby appoints Allegiance, and Allegiance hereby accepts such appointment, as Baxter's exclusive limited agent to provide under the Agency Model (as defined herein), (1) physical distribution services and sales support services with respect to the Products sold by Baxter to Baxter's customers in the Territory, and (2) sales representative services for sales to surgery centers not affiliated with acute care hospitals (such acute care hospitals as set forth in the then-current AMERICAN HOSPITAL ASSOCIATION GUIDE), subject to the terms and conditions stated herein. Subject to the terms of Section 4.2, Baxter, in its sole and

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absolute discretion, shall select the customers to whom Allegiance distributes as Baxter's agent under the Agency Model. Subject to the terms of Section 3, all Products shall be sold under the Agency Model except for (a) Kits, and/or
(b) Cost Management, ValueLink, and other transactions in which the customer demands that Allegiance issue an Allegiance invoice for Products and, in some instances, Allegiance products; provided that Allegiance shall nevertheless provide sales, sales support, customer service, and physical distribution services for the transactions specified in clauses (a) and (b) of this Section under the Distributor Model or BCS Kit Model, each as defined herein.

    2.2 GRANT OF DISTRIBUTION RIGHTS. With respect to the transactions specified in clauses (a) and (b) in Section 2.1, Baxter hereby grants to Allegiance and Allegiance hereby accepts the right, which shall be exclusive except as set forth in Section 4.2, to provide sales, sales support, customer service, and physical distribution services, as specified in Section 9, to customers in the Territory under the Distributor Model, the Interim Distributor Model, and the BCS Kit Model, provided that Allegiance shall notify Baxter in advance of the identity of each such customer.

    2.3 EXCEPTIONS AND LIMITATIONS. Baxter reserves all rights not expressly granted to Allegiance hereunder. Except as expressly provided herein with respect to Subdistributors, Allegiance shall not grant to any subagents or subdistributors any of its rights or obligations hereunder.

3.  AGENCY MODEL, DISTRIBUTOR MODEL, AND BCS KIT MODEL.

    3.1  GENERAL.  The Products may be distributed pursuant to the Agency
Model, the Distributor Model, or the BCS Kit Model. Section 2.1 shall apply to Products distributed pursuant to the Agency Model, and Section 2.2 shall apply to Products distributed pursuant to the Distributor Model or the BCS Kit Model. For the period beginning with the effective date of this Agreement and ending upon the earlier of (a) mutual agreement of the parties or (b) September 30, 1997 (the "Interim Period"), all transactions that would otherwise be treated as Distributor Model transactions under this Agreement will follow the Interim Distributor Model as provided in Exhibit F. Based upon the parties' business prior to the effective date of this Agreement, the parties believe that a significant majority of Baxter's distribution of the Products shall be made by Allegiance under the Agency Model.

    3.2 AGENCY MODEL. Under the Agency Model, Baxter shall maintain the principal contractual relationship with the customer and shall be responsible for sales, sales support, customer invoicing, accounts receivable, and customer service in connection with the sales of the Products, and Allegiance shall act as Baxter's agent to facilitate physical distribution of the Products from Baxter to the customer. Baxter shall have the sole right and responsibility for negotiating and contracting with each customer the delivered price from Baxter of the Products (the "Agency Price"). As provided in Section 6, Baxter shall pay Allegiance a percentage of the Agency Net Sales of the Products as a fee for Allegiance's services as set forth in Section 9.

    3.3 DISTRIBUTOR MODEL. Under the Distributor Model, Allegiance shall maintain the principal contractual relationship with the customer for sales, sales support, customer invoicing, accounts receivable, and customer service in connection with the supply of the Products in connection with the provision by Allegiance of Kits and Cost Management, ValueLink, and other services consolidated on an Allegiance invoice for Products and, in some instances, Allegiance products (as required by the customer). Baxter shall use reasonable efforts to cooperate with Allegiance and to facilitate Allegiance's fulfillment of its obligations hereunder. Baxter shall provide to Allegiance a suggested direct sale price including Standard Delivery (the "Suggested Sales Price") and an effective Distributor Net Sales price applicable to each such Product in connection with each Distributor Model transaction; provided, however, that Allegiance shall have the sole right and responsibility for negotiating and contracting with each customer the delivered price of the Products. If the customer has a then-current contract with Baxter for such Products, the Suggested Sales Price shall be the then-current contract price. If Baxter has an agreement with any customer for Baxter's provision of Products to such customer and such customer subsequently requests (a) Kits, and/or (b) Cost Management, ValueLink, and other services consolidated on an Allegiance invoice for such Products and, in some instances, Allegiance products, then all such Distributor Model sales of Products to such customer shall apply to any minimum purchase commitments or quantity discounts contained in Baxter's agreement with such customer.

    3.4 BCS KIT MODEL. Under the BCS Kit Model, Allegiance shall maintain the principal contractual relationship with the customer for sales, sales support, customer invoicing, accounts receivable, and customer service in connection with the provision by Allegiance of BCS Kits. Baxter shall provide to Allegiance a price for each Product that Allegiance orders from Baxter for use as a component for a BCS Kit, and such price shall be Baxter's Agency Net Sales price for Products from the * * * contract in effect on January 1 of the calendar year in which the BCS Kit


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* * *  CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND
       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

component sale takes place (the "BCS Component Price"). Allegiance shall have the sole right and responsibility for negotiating and contracting with each customer the delivered price of the BCS Kits. If Baxter has an agreement with any customer for Baxter's provision of Products to such customer and such customer subsequently requests BCS Kits, all such BCS Kit Model sales of Products to such customer shall apply to any minimum purchase commitments or quantity discounts contained in Baxter's agreement with such customer.

4.  EXCLUSIVITY.

    4.1 RESTRICTIONS ON ALLEGIANCE.

         4.1.1 Unless specifically required by the end-user customer or as permitted below for certain competitive Best Value Products, Allegiance, its Affiliates, and any other Person acting on its or their behalf, shall not, directly or indirectly, market or promote any product or solicit orders through agents or otherwise, to or from any customer or any Affiliate of any customer for any product that competes in the Territory with any Product or Products.
The taking by Allegiance of orders not solicited by Allegiance shall not be deemed to be a breach of this Section. Without limiting the generality of the foregoing and at all times subject to availability of the Products, Allegiance, its Affiliates, and any other Person acting on its or their behalf, shall not, directly or indirectly, market or promote any product that competes with any Product or Products as Allegiance's (a) Best Value Product that competes with the Products, (b) first-line substitute or for competitive comparison, or (c) as a substitute for any other product competitive with any Product or Products; except that Allegiance may market and promote as Best Value Products endotracheal tubes, temperature probes, and heat and moisture exchangers (whether with or without filters) and that such competitive Best Value Products shall not be subject to clauses (b) and (c) of this sentence. Allegiance, its Affiliates, and any other Person acting on its or their behalf, shall promote the Premium Products [except for endotracheal tubes, temperature probes, and heat and moisture exchangers (whether with or without filters)]. This Section
4.1.1 shall not apply if the applicable Products are unavailable, and such unavailability is due substantially to Baxter's acts or omissions.

         4.1.2 Allegiance, its Affiliates, and any other Person acting on its or their behalf, shall not, directly or indirectly, develop or manufacture any product that competes in the Territory with any Product or Products.

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         4.1.3     Allegiance, its Affiliates, and any other Person acting on its or their behalf, shall not, directly or indirectly, market to or solicit orders from, or distribute any Product through distributors, agents, or otherwise, to or from any customer or any Affiliate of any customer located outside of the Territory.

    4.2 RESTRICTIONS ON BAXTER. Baxter, its Affiliates, and any other Person acting on its or their behalf, shall not, directly or indirectly, provide or engage any Person other than Allegiance to provide physical distribution services or to act as agent or distributor for Baxter in the Territory with respect to the sales and distribution of the Products, provided that Baxter shall have the right to:

         4.2.1 distribute the Products in the Territory directly to customers from Baxter manufacturing facilities and/or Baxter's replenishment centers in order to facilitate cost reduction plans;

         4.2.2 distribute any Product to any customer in the Territory to the extent necessitated by Baxter's inability to assign to Allegiance any contract or agreement whether pursuant to the Restructuring Agreements or at a later date in connection with a future acquisition;

         4.2.3 distribute the Products directly to Baxter's Affiliates or directly to other Baxter Divisions, where such distribution is made in connection with Internal Use Sales;

         4.2.4 continue to sell and distribute Products directly to VWR Corporation for resale to industrial customers (all such Products actually sold and distributed to VWR Corporation to be referred to herein as "VWR Purchases");

         4.2.5 continue to distribute directly from Baxter manufacturing facilities any Product sold directly to drug manufacturers (all such Products actually sold and distributed to drug manufacturers to be referred to herein as "Drug Purchases");

         4.2.6 distribute Products to customers within the Territory other than through Allegiance (and Baxter shall be relieved of its obligation to pay fees pursuant to Section 6.3) if and to the extent Allegiance is unable to so distribute the Products due to (a) regulatory requirements; (b) Allegiance's material failure to meet agreed-upon performance standards; or (c) Allegiance being otherwise prohibited or prevented from selling and/or distributing the Products or refusing or being unable to sell and/or distribute the Products to any customer or class of customers other than by customer decision;

         4.2.7 direct Allegiance to distribute the Products to third-party distributors ("Subdistributors"), provided that Baxter shall not have the right to direct Allegiance to distribute the Products to acute care hospitals (such acute care hospitals as set forth in the then-current AMERICAN HOSPITAL ASSOCIATION GUIDE) through Subdistributors unless specifically required by the end-user customer;

         4.2.8 sell and distribute products which are not Products, as defined herein, through relationships that do not include Allegiance; and

         4.2.9 distribute, sell and lease hardware and related software and disposables to nonhealth-care retailers serving end-user customers.

This Agreement shall in no way limit the right of Baxter and its Affiliates to market, sell, or otherwise distribute the Products outside the Territory.

    4.3 PRODUCT EXCLUSIVITY. Baxter shall: (a) add Products to Exhibits A and B which are new products (including all modifications of, improvements of, substitutes for, and line extensions of the Products) developed or acquired by Baxter that are of the same type and have similar distribution characteristics as the Products set forth in Exhibits A and B as of the effective date of this Agreement; and (b) delete from Exhibits A and B and this Agreement any Product, the manufacture and sale of which has been generally discontinued by Baxter. Exhibits A and B shall be deemed to be amended to reflect any such Product additions and deletions without any further act by any party hereto. Notwithstanding clause (a) above, Baxter shall have the right, but not the obligation, to add newly developed or acquired products to Exhibits A and B pursuant to clause (a) above if such products are part of a new product line or a new line of business, subject to agreement by Allegiance. Baxter shall use commercially reasonable efforts to provide at least 30 days prior written notice to Allegiance of each such addition or deletion. Exhibits A and B, as amended and supplemented from time to time, are incorporated by reference herein and form part of this Agreement.

5. TERM. The initial Term of this Agreement shall begin on the effective date of this Agreement and, except as otherwise provided in this Agreement, end at the end of the day on December 31, 2001. The Term may be extended for successive additional periods, subject to the parties agreeing upon the terms and conditions of such an extension. Beginning no later than July 1, 2000, the parties shall negotiate in good faith regarding the terms and conditions of an extension of this Agreement beyond its expiration on December 31, 2001. Each party may in its absolute discretion determine whether or not the terms of any such proposed extension are acceptable and may refuse to agree to any such extension for any reason whatsoever.

6. PRICES AND FEES. Allegiance and Baxter will keep confidential all amounts paid by either party to the other.

    6.1 DISTRIBUTOR MODEL. Baxter shall pay to Allegiance a service fee equal to the applicable percentages (pursuant to Section 6.4) of the Distributor Net Sales of such Products.

    6.2 BCS KIT MODEL. Allegiance shall pay to Baxter as the purchase price of the Products purchased by Allegiance pursuant to the BCS Kit Model an amount equal to the aggregate BCS Component Prices of all such Products.

    6.3 AGENCY MODEL, DIRECT SALES AND OTHER. Baxter shall pay to Allegiance an agency services fee equal to the applicable percentages (pursuant to Section 6.4) of the Agency Net Sales of all Products sold by Baxter to customers. However, sales to Allegiance of Products, Internal Use Sales, VWR Purchases, Drug Purchases, capital equipment lease extensions and re-signs, and sales and leases of hardware and related software and disposables to nonhealth-care retailers serving end-user customers are excluded from Agency Net Sales.

    6.4  APPLICABLE PERCENTAGES.

         6.4.1 For all transactions under Sections 6.1 and 6.3 during the period beginning October 1, 1996, and continuing through December 31, 1996, the applicable percentage shall be * * * and shall be calculated in the same manner as the internal profit split between Baxter's business units was calculated from January 1, 1996, through September 30, 1996.

         6.4.2 The following percentages shall apply to Agency Net Sales and Distributor Net Sales during calendar year 1997 and thereafter unless otherwise agreed to by the parties in accordance with Section 6.4.2.3:

              6.4.2.1 * * * during such calendar year for all Nutrition Products and Base Business Products and Premium Products which are excluded from Best Value Products except for sales of such I.V. Products within the scope of Section


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* * *  CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND
       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

    6.4.2.2, and * * * during such calendar year for all Premium Products (except Premium Products which are excluded from Best Value Products);

              6.4.2.2 Notwithstanding the above, the percentage applicable to Agency Net Sales and Distributor Net Sales of I.V. Products shall be * * * for sales by Allegiance of such I.V. Products (i) in connection with the provision of cost management services in which Allegiance shares the risk and reward of achieving customer cost savings through shared risk and shared savings agreements which obligate the customer to purchase a specified percentage of Best Value Products or comprehensive cost management agreements which require Allegiance to provide clinical and operational services that reduce the customer's operational costs and which obligate the customer to (A) purchase a specified percentage of Best Value Products, and (B) share the operating cost reductions achieved through specified fees and/or shared savings paid to Allegiance, and the customer has switched to the Base Business Products under a long-term agreement with Baxter on or after the date of the Allegiance/customer agreement and such switch is not as a result of a requirement of a contract between Baxter and a third party; or (ii) when Baxter has agreed that Allegiance's efforts in promoting the I.V. Products warrants the higher percentage. This percentage shall apply for the period ending upon the earliest termination or expiration of the following: (a) this Agreement; (b) the Allegiance/ customer agreement; and (c) the Baxter/customer agreement.

              6.4.2.3 Following the completion of Baxter's sales plan for and prior to January 1 of an upcoming calendar year, Baxter will calculate an amount equal to * * * of Baxter's aggregate sales plan for Contract Net Sales of I.V. Products. Baxter will then apportion this amount between proposed base business products and proposed premium products and will then develop a proposed base percentage and a proposed premium percentage such that the sum of the proposed percentages when multiplied by the respective sales plan targets for proposed base business products and proposed premium products will produce an amount equal to * * * of Baxter's aggregate sales plan for Contract Net Sales of I.V. Products. Baxter and Allegiance will then negotiate and mutually agree to any changes in Base Business Products, Premium Products, and the applicable percentages with an expectation, but with no commitment, that achievement of Baxter's sales plan as to both Base Business Products and Premium Products will yield Allegiance an amount of earned


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       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN
       ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.


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


    fees which will aggregate to * * * of Baxter's sales plan for Contract Net Sales of I.V. Products.

              6.4.2.4 If the parties' business information systems and/or data processing systems are unable to accommodate the applicable percentages set forth in this Section 6.4.2, the parties shall agree upon a procedure for monthly payment with a quarterly adjustment to achieve the effects of the percentage fees set forth herein based upon the then-current percentages as applied to Agency Net Sales and Distributor Net Sales for each Product category.

    6.5 MINIMUM FEE TO ALLEGIANCE FOR CALENDAR YEAR 1997. For calendar year 1997, Baxter shall pay to Allegiance a minimum dollar amount (the "Minimum Fee") calculated by multiplying the actual Contract Net Sales of I.V. Products in calendar year 1996 by * * *. If (a) the agency services fees paid by Baxter to Allegiance in calendar year 1997 pursuant to Section 6.3 for I.V. Products, plus
(b) the service fees paid by Baxter to Allegiance pursuant to Section 6.1 in connection with its sales of I.V. Products, is less than (c) the Minimum Fee, then Baxter shall pay the difference to Allegiance on or before January 30, 1998. This Section 6.5 shall not apply if prior to December 31, 1997, Baxter fails to retain, replace, or renew Baxter's contract with any of the following national group purchasing organizations for the purchase of Base Business Products by such organization's members: * * *.

    6.6  ADJUSTMENTS FOR ALTERNATE SITE DISTRIBUTORS.

         6.6.1 ALTERNATE SITE DISTRIBUTION FEE. Baxter shall pay to Allegiance a minimum dollar amount (the "Alternate Site Distribution Fee") calculated by multiplying * * * by the actual Contract Net Sales to resellers and subdistributors of I.V. Products reselling to entities other than acute care hospitals (such acute care hospitals as set forth in the then-current AMERICAN HOSPITAL ASSOCIATION GUIDE) (such resellers and subdistributors collectively referred to as "Alternate Site Distributors"). If for any calendar year, the sum of (a) the agency services fees paid by Baxter to Allegiance pursuant to
Section 6.3 for sales of I.V. Products to Alternate Site Distributors, plus (b) the service fees paid by Baxter to Allegiance pursuant to Section 6.1 for sales of I.V. Products to Alternate Site Distributors, is less than (c) the Alternate Site Distribution Fee, then Baxter shall pay the shortfall to Allegiance on or before January 30 of the subsequent calendar year.


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       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN
       ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.


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


         6.6.2 ALTERNATE SITE DISTRIBUTOR BONUS PROGRAMS. If Allegiance wishes
(1) to provide financial incentives to its Alternate Site Distributors to reward such Alternate Site Distributors for achievement of growth in purchases of Products above a predetermined amount, and (2) for Baxter to fund such incentives by payments to Allegiance for such Alternate Site Distributors in addition to those payments otherwise specified in this Agreement, then Baxter must approve the amount of such funding, the purchase requirements applicable to such Alternate Site Distributors, payment criteria to be used by Allegiance, and applicable reporting requirements. During the Term of this Agreement, Allegiance may continue its existing premier bonus program for Alternate Site Distributors with respect to Products, subject to Baxter's right to approve in advance the purchase requirements applicable to such Alternate Site Distributors, payment criteria to be used by Allegiance, and applicable reporting requirements. For each calendar year beginning on or after January 1, 1997, during the Term of this Agreement, in addition to those payments otherwise specified in this Agreement, Baxter will reimburse Allegiance for amounts incurred under such premier bonus program, up to a maximum of * * *. Baxter's reimbursement obligation under this Section 6.6.2 shall be calculated with respect to total sales (rather than incremental sales) by Allegiance to Alternate Site Distributors participating in the premier bonus program.

    6.7 DRUG WHOLESALER SUPPORT. Allegiance shall supply the equivalent of one full-time employee who shall possess the requisite level of skill, experience, and/or training to perform drug wholesaler support services as directed by Baxter. Baxter shall pay to Allegiance * * * per month in advance for such services, provided that Baxter may terminate such services at any time upon 30 days advance written notice without any further liability whatsoever to Allegiance in connection therewith.

    6.8 TELEPHONE SALES. Allegiance shall supply the equivalent of one full-time employee who shall possess the requisite level of skill, experience, and/or training to perform telephone sales services to doctors and clinics as directed by Baxter. Baxter shall pay to Allegiance * * * per month in advance for such services, provided that Baxter may terminate such services at any time upon 30 days advance written notice without any further liability whatsoever to Allegiance in connection therewith.

    6.9  INBOUND FREIGHT.

         6.9.1 INBOUND FREIGHT EXPENSES. Within thirty days after receipt by Baxter of a monthly invoice from Allegiance


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       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN
       ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.


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detailing Allegiance's expenses, Baxter shall reimburse Allegiance for its actual out-of-pocket expenses incurred in connection with freight expenses for Products (a) received by Allegiance at its Ontario, California replenishment center and its distribution centers from Baxter manufacturing plants; and (b) received by Allegiance at its distribution centers from Baxter's or Allegiance's replenishment centers.

         6.9.2 ALLEGIANCE INBOUND FREIGHT ADMINISTRATIVE SERVICES. Baxter will pay Allegiance a fee for continuing inbound freight administrative services provided in accordance with the first two sentences of Section 1.5.2 of Exhibit
C. Baxter will also pay Allegiance any additional fees agreed upon for any additional inbound freight administrative services provided pursuant to the last sentence of Section 1.5.2 of Exhibit C.

    6.10 EXPENSES OF REBALANCING INVENTORY. Beginning January 1, 1997, and continuing for the remainder of the Term, Baxter shall reimburse Allegiance for its actual out-of-pocket expenses incurred in connection with moving Products at Baxter's request between distribution centers for purposes of re-balancing stocks, to the extent that such rebalancing expenses exceeded the actual costs so incurred in calendar year 1996. Baxter shall reimburse Allegiance for such rebalancing expenses within 30 days after receipt by Baxter of a monthly invoice from Allegiance detailing its expenses during the preceding month. During the first calendar quarter following the close of each calendar year during the Term, the parties will determine the actual amounts due under this Section 6.10 for the such calendar year and settle any amounts owed.

    6.11 OUTBOUND FREIGHT.

         6.11.1 GENERAL RULE. Allegiance is responsible for all costs incurred in delivering Products from Allegiance facilities to customers, subject to the following provisions regarding sharing of costs and savings for Standard Delivery and Premium Delivery.

         6.11.2 SHARING OF COSTS AND SAVINGS FOR STANDARD DELIVERY. For 1998 and each subsequent calendar year during the Term, the parties will agree in the Council prior to such calendar year upon a target range for costs that are expected to be incurred by Allegiance in providing Standard Delivery (as that term is defined in Section 2.4.1.1 of Exhibit C) for the Products during such calendar year. If during any such calendar year, the actual costs so incurred by Allegiance fall outside such target range (using a consistent methodology for such comparison), then

Baxter and Allegiance will share the excess costs or savings on an equal basis.

         6.11.3    SHARING OF COSTS AND SAVINGS FOR UNCOLLECTED PREMIUM
DELIVERY.

              6.11.3.1 For 1997 and each subsequent calendar year during the Term, the parties will agree in the Council prior to such calendar year upon a target range for costs that are expected (1) to be incurred by Allegiance in providing Premium Delivery (as that term is defined in Section 2.4.1.2 of Exhibit C) of Products and (2) not to be collected from customers. (Hereinafter, such costs are referred to as "Uncollected Premium Delivery Costs"). If during any such calendar year, the actual Uncollected Premium Delivery Costs for Products fall outside such target range (using a consistent methodology for such comparison), the parties will share such excess costs or savings as follows: Baxter will reimburse Allegiance * * * of any excess costs; and Allegiance shall pay Baxter * * * of any savings.

              6.11.3.2 For 1997, the target range shall be the actual amount of Uncollected Premium Delivery Costs for Products incurred by Baxter in 1995, plus and minus * * *. For all subsequent years, the target range shall be determined by the parties by mutual agreement in the Council, taking into account the percentage change in Agency Net Sales since 1995.

              6.11.3.3 Allegiance will report its actual Uncollected Premium Delivery Costs to Baxter on a quarterly basis. During the first calendar quarter following the close of each calendar year during the Term, the parties will determine the actual amounts due under this Section 6.11.3 for such calendar year and settle any amounts owed.

         6.11.4 INCREMENTAL DELIVERIES. Baxter will pay Allegiance any amounts agreed upon in respect of Incremental Deliveries pursuant to Section
2.4.1 of Exhibit C.

         6.11.5 ALLEGIANCE OUTBOUND FREIGHT ADMINISTRATIVE SERVICES. Baxter will pay Allegiance any additional fees agreed upon for any additional outbound freight administrative services provided pursuant to the last sentence of
Section 2.4.3 of Exhibit C.

    6.12 CUSTOMER SERVICE REIMBURSEMENT. Beginning January 1, 1997, and continuing for the Term, Allegiance will pay to Baxter


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       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN
       ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.


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


monthly the sum of * * *, in order to compensate Baxter for Baxter's increased customer service costs during such period. For the fourth calendar quarter of 1996, Allegiance will pay to Baxter an amount equal to * * * per person per month, for all activated Baxter customer service personnel providing customer service relating to the Products during that month or any preceding month during such calendar quarter. For purposes of this Section 6.12, Baxter customer service personnel are activated when they have received appropriate customer service training relating to the Products and actually begin providing customer service relating to the Products on a full-time basis. Baxter shall bill Allegiance monthly for any amounts due under this Section and Allegiance shall pay any such invoice net 15 days from the end of the applicable month.

    6.13 BCS KIT FUNDING.

         6.13.1 PAYMENT OBLIGATION. Beginning on the effective date of this Agreement and continuing for the Term, for all Products sold under the BCS Kit Model, Baxter will pay Allegiance an amount equal to the excess of the BCS Component Prices over the transfer prices that the applicable Baxter business units charged each other for such Products prior to the effective date of this Agreement. Notwithstanding the immediately preceding sentence, Baxter's total payment obligation to Allegiance under this Section shall not exceed * * * for any calendar year during the Term and shall not exceed * * * for calendar year 1996.

         6.13.2 SETTLEMENT PROCEDURE. The parties will settle any amounts owed under Section 6.13.1 as follows: For each month during the Term, Baxter will make payments to Allegiance in the estimated amount of * * * per month, net fifteen days from the end of the applicable month. During the first calendar quarter following the close of each calendar year during the Term, the parties will determine the actual amounts due under Section 6.13.1 for such calendar year and settle any amounts owed within 15 days of such determination. The settlement for the fourth calendar quarter of 1996 will take place during the first calendar quarter of 1997.

    6.14 ADJUSTMENTS FOR CHANGES IN APPLICABLE STORAGE REQUIREMENTS.

         6.14.1 BAXTER CHANGES IN APPLICABLE STORAGE REQUIREMENTS. The fees set forth in Sections 6.1 and 6.3 are subject to renegotiation if Baxter redefines applicable storage requirements in a way that has a material adverse impact on Allegiance's costs.


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       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN
       ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.


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         6.14.2 LEGAL CHANGES IN APPLICABLE STORAGE REQUIREMENTS.  If
applicable storage requirements change as a result of changes in laws, regulations, or interpretations or enforcement actions by governmental authorities with jurisdiction over the Products or the subject matter of this Agreement, the otherwise applicable fees set forth in Sections 6.1 and 6.3 may be adjusted, if appropriate, pursuant to the process described in Section 19.3 of this Agreement.

    6.15 DEALER MANAGEMENT GROUP FUNDING. If changes in Baxter's business requirements (including, without limitation, increased sales volumes through Allegiance's dealer management group or increased complexity in the sales and/or distribution process through Allegiance's dealer management group) directly cause significant increases in Allegiance's dealer management group operational headcount, Baxter shall pay Allegiance for such increases in Allegiance's operational headcount. The parties shall meet at least twice per year to review the status of Allegiance's dealer management group operations and shall agree upon Allegiance's need, if any, for increases in operational headcount, the cause of such need, and Baxter's payment, if any, for any increases in operational headcount.

    6.16 FCA FEES AND EXPENSES.

         6.16.1    In addition to the other fees and charges set forth in this
Section 6, in 1997 and subsequent years Baxter will pay Allegiance an annual fee equal to (a) * * * times (b) the total number of Product lines affected by FCAs in such year in excess of * * * (the total number of Product lines affected by FCAs in 1995). For purposes of this Section, any FCAs caused by Allegiance's negligence shall be excluded. In addition, for each catalog number affected by an FCA, the total "lines" shall be an amount equal to the sum of (a) the number of notification processing responses completed by Allegiance facilities for that FCA, plus (b) the number of dispositions completed by Allegiance facilities for that FCA. Baxter shall not owe Allegiance any FCA fee under this Section, nor shall Baxter be entitled to any fee or credit from Allegiance, if in 1997 or any subsequent year, the total number of lines affected by FCAs does not exceed
* * *. For 1996, the FCA fee will be computed based on the excess of total Product lines affected by FCAs in the last three months of 1996 over the average quarterly total of Product lines affected by FCAs in calendar year 1995.

         6.16.2 ADDITIONAL FCA SERVICES. Baxter shall pay Allegiance the fees agreed upon for any additional FCA services requested and approved by Baxter and provided by Allegiance pursuant to Section 1.7.2 of Exhibit C.


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       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN
       ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.


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         6.16.3    THIRD-PARTY INVOICES.  Baxter shall reimburse Allegiance for all third-party invoices relating to additional FCA services requested and approved by Baxter and actually paid by Allegiance, pursuant to Section 1.7.2 of Exhibit C.

    6.17 PACKAGING FAILURE. Baxter shall reimburse Allegiance for Allegiance's actual expenses incurred in respect of failure of shipping cartons for Products (including, without limitation, repackaging and return of Product). Such reimbursement shall be paid quarterly and shall be due within 30 days after receipt of Allegiance's invoice therefor together with full supporting documentation.

    6.18 COMPENSATION FOR PRODUCT DAMAGE, THEFT OR LOSS. If any Products are damaged, lost or stolen while in an Allegiance-owned replenishment center or distribution center, and Allegiance is responsible under this Agreement for such damage, theft or loss, Allegiance shall compensate Baxter. In addition, if Allegiance is unable to furnish proof of delivery with respect to Products shipped on Allegiance's private fleet, Allegiance shall compensate Baxter for such undelivered Products. For purposes of this Section 6.18, the basis for compensation shall be an amount equal to Baxter's standard costs for such Products as stated in Baxter's inventory valuation reports together with all amounts owed by Baxter to third parties in respect of such Products. Payment shall be due within 30 days after Baxter's request for compensation hereunder. During the Interim Period, in the event of any conflicts between the provisions of this Section 6.18 and the provisions of Exhibit F of this Agreement with respect to transactions under Interim Distributor Model, the provisions of Exhibit F shall control.

7.  THE COUNCIL.

    7.1 A Baxter/Allegiance Distribution/Materials Management/Transportation Council (the "Council") will be formed to ensure open communication between Allegiance and each of the Baxter divisions, and to provide problem/dispute identification and resolution in the areas of materials management, distribution, and transportation and logistics. Without limitation to the foregoing, the Council will provide a forum for the parties (1) to review jointly their performance in relation to their responsibilities identified in Appendices C and D of this Agreement, (2) to agree upon eligible carriers for Product shipments and to review jointly freight charges and transportation modes, (3) to agree upon target ranges and compensation for Standard Delivery, Premium Delivery and Incremental Deliveries under Section 6.11, and (4) to develop joint recommendations for the parties' respective business


                                         -20-

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executives regarding the management of freight costs and other issues arising under this Agreement.

    7.2 Baxter and Allegiance will agree upon the membership of the Council and its procedures.

    7.3 The Council will meet at least once per calendar quarter during the Term of this Agreement. Baxter and Allegiance may identify a Steering Committee consisting of fewer than all of the Council members with authority to address issues requiring resolution prior to such quarterly meetings.

8.  INVOICING AND PAYMENTS.

    8.1  GENERAL.

         8.1.1 On or before the fifth business day of each calendar month during the Term, Baxter shall report to Allegiance its Agency Net Sales for the previous calendar month, and shall also provide to Allegiance a service fee report in a format to be agreed upon, showing the service fees payable for Products sold under the Agency Model. Each business day during the Term, Allegiance shall report to Baxter its aggregate sales and returns of Products for the previous business day by code and by customer for Distributor Model and BCS Kit Model transactions, and such reports shall also include, with respect to Distributor Model transactions, the Suggested Sales Price and Allegiance's actual purchase price of the Products.

         8.1.2 Allegiance shall make payment to Baxter for its aggregate purchases of Products sold by Allegiance under the Distributor Model, net 30 days from the date of shipment of the Product by Allegiance to the customer. Baxter shall make payment to Allegiance of applicable service fees in connection with sales of Products under the Distributor Model, net 30 days from the date of shipment of the Product by Allegiance to the customer.

         8.1.3 For sales other than those made under the Distributor Model, Allegiance shall bill Baxter for any fees due hereunder. Baxter shall pay any such invoice net 15 days from the end of the applicable month.

         8.1.4 For sales to Allegiance of Products for use as components of BCS Kits, Baxter shall bill Allegiance for the BCS Component Prices for the Products. Allegiance shall pay any such invoice net 60 days from the date of such invoice.

         8.1.5 If any amounts due hereunder have not been received by the due date, such overdue amounts shall bear


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


interest from the due date at the rate of * * * per month, or portion thereof, until received. If payment is delayed because a report required by Section
8.1.1 has not been received, interest will not accrue until 30 days after receipt of such report.

    8.2 ADDITIONAL SERVICES. Allegiance may provide services ("Additional Services") to customers in connection with Agency Model transactions over and above Allegiance's duties set forth in Exhibit C, provided that such Additional Services are not Cost Management services. Allegiance shall have the right to bill customers directly for the Additional Services. Upon Allegiance's written request, Baxter shall cooperate with Allegiance by performing billing and collection services for Allegiance in connection with the Additional Services as directed by Allegiance. Within 30 days after receipt from the customers, Baxter shall forward to Allegiance any payments received from customers in connection with the Additional Services.

    8.3 DISPUTED PAYMENTS. Either party shall have the right to withhold any amounts due hereunder if such party in good faith disputes the amount claimed by the other party to be due hereunder and such party notifies the other party of such dispute within 60 days after the date of each applicable statement from the other party hereunder. The foregoing right to withhold payment of disputed amounts shall be limited to the amounts disputed in good faith, and interest will accrue and be payable on the net amount determined to be payable.

    8.4 SUSPENSION OF SERVICE. In addition to any other rights available to it at law or in equity, upon ten days Notice to Baxter, Allegiance may suspend the provision of any services for which an undisputed statement for provision of services hereunder from Allegiance (or one of its Affiliates) has not been satisfied within 30 days of its due date until such statement has been satisfied.

    8.5 AUDIT. Allegiance may audit Baxter's books and records and Baxter may audit Allegiance's books and records for the purpose of determining compliance with the terms of this Agreement. The party requesting the audit may use independent auditors, who may participate fully in such audit. In the event that an audit is proposed with respect to information which the party to be audited wishes not to disclose to the other party ("Restricted Information"), then on the written demand of the party to be audited, the individuals conducting the audit with respect to Restricted Information will be limited to the independent auditors of the party requesting the audit. In such event, the party to be audited shall pay the costs of the independent auditors conducting such audit, but only with respect


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* * *  CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND
       FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.


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to that portion of the audit relating to the Restricted Information.  Such independent auditors shall enter into an agreement with the parties hereto, on terms that are agreeable to both parties hereto, under which such independent auditors shall agree to maintain the confidentiality of the information obtained during the course of such audit and establishing what information such auditors will be permitted to disclose to report the results of any audit of Restricted Information to the party requesting the audit. Any such audit shall be conducted during regular business hours, in a manner that does not interfere unreasonably with the operations of the party being audited. Such audits shall be conducted not more than once in any one year period unless the next preceding audit disclosed a failure to conform to the terms of this Agreement. Subject to the foregoing limitations, any such audit shall be conducted when requested by Notice given not less than 30 days prior to the commencement of the audit.

    8.6 RIGHT OF OFFSET. At any time during the Term or after termination or expiration of this Agreement, either party may offset any and all amounts which the other party owes it hereunder against any and all amounts which it owes the other party hereunder.

    8.7 INTERIM PERIOD. During the Interim Period, in the event of any conflicts between the provisions of this Section 8 and the provisions of Exhibit F of this Agreement with respect to transactions under Interim Distributor Model, the provisions of Exhibit F shall control.

9. ALLEGIANCE'S DUTIES. During the Term, Allegiance shall maintain the facilities and personnel necessary to provide the physical distribution services and related services in connection with its appointment and grant hereunder including, without limitation, the facilities and personnel necessary to fulfill Allegiance's duties as set forth in Exhibit C attached hereto and made a part hereof. Allegiance will use all reasonable efforts to meet the levels of service specified in Exhibit C.

10. BAXTER'S DUTIES. During the Term, Baxter shall maintain the facilities and personnel necessary to manufacture and distribute the Products as provided for hereunder including, without limitation, the facilities and personnel necessary to fulfill Baxter's duties as set forth in Exhibit D attached hereto and made a part hereof. Baxter will use all reasonable efforts to meet the commitments specified in Exhibit C.

11. STANDARD OF CARE. Each party will use (and will cause its Affiliates to use) commercially reasonable efforts in the performance of its obligations and will do so with the same degree of care, skill and prudence customarily exercised when engaged in similar activities for itself and its Affiliates. Subject to the provisions of Section 22, if a party's performance is inaccurate, incomplete or untimely, such party shall, if practical, promptly perform or reperform such obligations. In performing its responsibilities hereunder, each party shall accord the other party and its Affiliates the same priority as it provides itself and its Affiliates under comparable circumstances. Without limiting the generality of the foregoing, in the provision of services under comparable circumstances, a party will not discriminate against the other party or any of its Affiliates solely because the other party or one of its Affiliates is the recipient of such services. The parties agree to consult with each other with respect to performance of their obligations hereunder. Each party shall give due consideration to any suggestion by the other to improve performance.

    11.1 UNIFORM COMMERCIAL CODE.  The parties agree that the provisions of
Section 2-306(2) of the Uniform Commercial Code ("U.C.C.") shall not apply to services or any other activities or obligations of either of the parties hereunder.

12. ALTERNATIVE ACUTE CARE DISTRIBUTION. If, for any calendar year during the Term of this Agreement after 1996, Agency Net Sales of Products to nonacute care customers for delivery to acute care hospitals (such acute care hospitals as set forth in the then-current AMERICAN HOSPITAL ASSOCIATION GUIDE) ("Alternative Acute Care Distributors") * * *. If, for any calendar year, Agency Net Sales of Products to Alternative Acute Care * * *. Notwithstanding the preceding provisions of this Section, * * *. If in any calendar year, Agency Net Sales of Products to * * *. * * * the parties will negotiate this Section. * * *.

13. TRANSFER OF TITLE AND RISK OF LOSS.

    13.1 GENERAL. Title and risk of loss with respect to Products sold pursuant to the Agency Model shall pass from Baxter directly to the customer or Subdistributor when such customer or Subdistributor receives the Products from Allegiance whether delivered by Allegiance or a third-party carrier. Prior to such time, title and risk of loss shall remain with Baxter regardless of whether or not Allegiance shall have physical possession and/or control of such Products. Title and risk of loss with respect to Products sold pursuant to the Distributor Model shall pass from Baxter to Allegiance and immediately on to the customer at the time of Allegiance's shipment of the Products to the customer. Title and risk of loss with respect to Products sold to Allegiance for use as components of BCS Kits shall pass from


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Baxter to Allegiance at the time that Allegiance receives such Products from Baxter. Notwithstanding the foregoing, Allegiance shall be solely responsible for any damage to the Products arising from Allegiance's mishandling of such Products or theft or shrinkage while in Allegiance's possession.

    13.2 INTERIM PERIOD. During the Interim Period, in the event of any conflicts between the provisions of this Section 13 and the provisions of Exhibit F of this Agreement with respect to transactions under Interim Distributor Model, the provisions of Exhibit F shall control.

14. WARRANTIES.

    14.1 PRODUCT WARRANTY. Baxter warrants to Allegiance that, at the time of delivery to Allegiance: (a) the Products shall not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended and the regulations issued thereunder, or products that may not under the provisions of Sections 404, 505, 514 or 515 of said Act be introduced into interstate commerce, or banned devices under Section 516 of said Act; and (b) Baxter shall have good and marketable title to all such Products free and clear of all liens or encumbrances (other than any created by Allegiance).

    14.2 DISCLAIMER. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL BAXTER BE LIABLE TO ALLEGIANCE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

    14.3 LIMITATION OF LIABILITY. ANY LIABILITY OF BAXTER TO ALLEGIANCE UNDER THE WARRANTY CONTAINED IN THIS SECTION 14 SHALL BE LIMITED TO THE TOTAL PRICE PAID BY ALLEGIANCE FOR THE PRODUCTS WHICH ARE THE SUBJECT OF SUCH LIABILITY PLUS ALL COSTS FOR TRANSPORTATION AND OTHER DIRECT EXPENSES INCURRED BY ALLEGIANCE WITH RESPECT TO SUCH PRODUCTS.

15. TRADEMARKS.

    15.1 OWNERSHIP. Allegiance acknowledges that Baxter is the owner or licensee of the trademarks and trade names which Baxter uses in the promotion and sale of the Products hereunder, and that Allegiance has no right or interest in such trademarks or trade names. Before commencing any use of the trademarks or trade names connoting Baxter in connection with any catalog, promotional, packaging, or other materials, which use has not been previously approved in writing by Baxter, Allegiance agrees to provide Baxter with proposed specimens of use of such trademarks or trade names and to obtain Baxter's written approval of such proposed use.

    15.2 INFRINGEMENT. Allegiance shall notify Baxter promptly of any and all infringements or improper use by any third party of the trademarks and trade names connoting Baxter should Allegiance discover reasonable cause for believing that such infringement or improper use is taking place and shall provide to Baxter all information which Allegiance has available thereon. Baxter shall have sole discretion and control with regard to any proceedings relating to infringement or improper use of its trademarks and trade names. Allegiance may choose to be represented by its own counsel in any such proceedings but such representation shall be solely at Allegiance's expense.

    15.3 EQUITABLE REMEDIES. Allegiance acknowledges that Baxter would not have any adequate remedy at law for the breach by the other party of any one or more of the covenants contained in this Section 15 and agrees that, in the event of such breach, Baxter may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin Allegiance from any further breach of any of the terms of this Section 15.

16. TERMINATION.

    16.1 CHANGE IN CONTROL.

         16.1.1 GENERAL. In the event of a Change in Control of either party hereto or any Affiliate thereof to which any of the rights or obligations hereunder have been assigned as permitted by Section 25, the party (the "Affected Party") with respect to which the Change in Control has occurred, either directly or with respect to one of its Affiliates shall give Notice to the other party (the "Non-Affected Party") within 30 days of the occurrence of such Change in Control. The Non-Affected Party may terminate this Agreement, in whole but not in part, in the event of any such Change in Control with respect to the Affected Party by giving Notice of such termination to the Affected Party as provided below. In the event of a Change in Control of an Affiliate of the Affected Party to which any of the rights or obligations hereunder have been assigned as permitted by Section 25, the Non-Affected Party may terminate this Agreement with respect to such Affiliate by giving Notice to the Affected Party as provided below. The Non-Affected Party may exercise the rights of termination described in the two preceding sentences by giving a notice of termination, specifying the date of termination, to the Affected Party at any time prior to the end of the 60th day following the receipt by the Non-Affected Party of the applicable Notice of Change in Control given by the Affected Party pursuant to the first sentence of this Section. In the event that the applicable Change in Control involves a Competitor of the Non-Affected Party, the date of termination specified by the Non-Affected Party in the notice of termination shall be the last day of a calendar month which is not earlier than the sixth full calendar month following the date of the Notice of termination and not later than the twelfth full calendar month following the date of the Notice of Termination. In the event that the applicable Change in Control does not involve a Competitor of the Non-Affected Party, the date of termination specified by the Non-Affected Party in the notice of termination shall be the later of (i) the last day of the twelfth full calendar month following the date of the notice of termination and (ii) December 31, 1998.

         16.1.2 DEFINITIONS. For purposes hereof, "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any Person or Persons of more than 30% of the voting stock of either party to this Agreement or any Affiliate thereof, (ii) any merger or consolidation involving the Affected Party or any Affiliate of the Affected Party that requires a vote of the stockholders of the Ultimate Parent of the Affected Party, (iii) the acquisition by the Affected Party or any Affiliate of the Affected Party of any Person that (a) is a Rival of the Non-Affected Party and (b) after such acquisition, constitutes a "significant subsidiary" of the Affected Party within the meaning of Rule 1-02(w) of Regulation S-X of the Regulations of the Securities and Exchange Commission, substituting * * * for 10 percent in the tests used therein to determine significant subsidiary, and (iv) only in the case of an Affiliate of the Affected Party, the Transfer of all or substantially all of the business and assets of such Affiliate. For the purposes hereof, "Rival" shall mean (a) with respect to Baxter, any Person (including an Affiliate of such Person) that during its most recently completed fiscal year has annual net revenues greater than * * * of the total annual net revenues of Baxter International during its most recently completed fiscal year; and (b) with respect to Allegiance, any Person (including an Affiliate of such Person) that during its most recently completed fiscal year has annual net revenues greater than * * * of the total annual net revenues of Allegiance Corporation during the most recently completed fiscal year. For the purposes hereof, "Ultimate Parent" means Baxter International in the case of Baxter and Allegiance Corporation in the case of Allegiance.


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

         16.1.3 TRANSFERS BY BAXTER. In the event that Baxter or any of its Affiliates shall Transfer all or substantially all of the business and assets relating to any Line of Products as permitted by Section 25, Allegiance may terminate this Agreement with respect to such Line of Products in the same manner as provided in Section 16.1.1. In the event that Baxter or any of its Affiliates shall Transfer all or substantially all of the business and assets relating to the Products as permitted by Section 25, Allegiance may terminate this Agreement in its entirety in the same manner as provided in Section 16.1.1.


         16.1.4 TRANSFERS BY ALLEGIANCE. In the event that Allegiance or any of its Affiliates shall Transfer any portion of its business and assets relating to Allegiance's distribution network as permitted by Section 25, which portion accounted for net sales during the most recently completed fiscal year in excess of $250 million, Baxter may terminate this Agreement with respect to the Transferred portion of the distribution network in the same manner as provided in Section 16.1.1.

         16.1.5 OBLIGATION TO NEGOTIATE. If demanded in writing by the Non-Affected Party, the Affected Party shall be obligated, during the period following a Notice of termination from the Non-Affected Party, to negotiate in good faith to establish terms and conditions that are acceptable to the Non-Affected Party for an extension of the Term beyond the date of termination specified in the Notice of termination in light of the Change in Control, provided, however, the Non-Affected Party may in its absolute discretion determine whether any proposed terms and conditions are acceptable and may refuse to agree to any such terms and conditions for any reason whatsoever.

         16.1.6 CONFIDENTIAL INFORMATION During the period commencing with any such Change in Control and continuing through the end of the Term (and thereafter, if appropriate), the Affected Party shall take any and all action reasonably requested by the Non-Affected Party to protect any confidential information of the Non-Affected Party from disclosure to or use by any Affiliate of the Affected Party other than a Person that, immediately prior to the occurrence of the Change in Control, was an Affiliate of the Affected Party that regularly accessed such confidential information for a reasonable business purpose.

    16.2 OTHER TERMINATIONS. Each Party shall have the right to terminate this Agreement effective upon delivery of Notice to the other party if the other party: (a) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days, (b) has its corporate existence terminated by voluntary or involuntary dissolution; or (c) materially defaults in the performance of any of its covenants or obligations contained in this Agreement and such default is not remedied to the nondefaulting party's reasonable satisfaction within 30 days after Notice to the defaulting party of such default, or if such default is not capable of rectification within 30 days, if the defaulting party has not promptly commenced to rectify the default within such 30 day period and is not proceeding diligently to rectify the default.

    16.3 PROCEDURES ON TERMINATION. In the event of any termination of this Agreement and if and when requested by Allegiance, Baxter will promptly remove all inventory of Products owned by Baxter from facilities of Allegiance or any of its Affiliates. Such removal will be effected during normal business hours after reasonable advance Notice to Allegiance and will be done in a manner that will not unreasonably disrupt the normal business operations of Allegiance or Baxter.

    Except as otherwise required pursuant to Sections 21 and 23.9, each party shall destroy or return to the other party all records made or obtained in the course of performance hereunder containing information regarding the other party or its customers that is protected from disclosure under Section 21. In the event that any party shall elect to destroy any records as permitted above, such party shall provide the other party with written confirmation of any such destruction.

    16.4 CONTINUED SERVICE. In the event that this Agreement is terminated pursuant to this Section 16, Baxter and Allegiance shall comply fully with this Agreement and use reasonable efforts to service adequately existing customers of the Products until such termination becomes effective.

    16.5 PENDING ORDERS. On the expiration or termination of this Agreement for any reason, Allegiance shall continue to honor customer's orders for Products placed up to the date of expiration or termination, and Baxter shall pay the fees due to Allegiance on the terms and conditions set forth in this Agreement. Any consideration due hereunder that is calculated based upon a specified time period shall be prorated for any partial period of time between the end of the last such period and the date of expiration or termination. In the event that Allegiance has elected to terminate this Agreement because of the failure of Baxter to pay amounts due hereunder, Allegiance shall be obligated to perform under the first sentence of this Section

16.5 only after Baxter shall have paid all amounts due and owing to Allegiance hereunder.

    16.6 SELL-OFF. Notwithstanding any provision of this Agreement or any other agreement between Baxter, Allegiance, and/or their respective Affiliates, the parties acknowledge that Allegiance and its Affiliates shall be entitled to continue to sell or otherwise dispose of the Products within the Territory from and after the effective date of the expiration or termination of this Agreement if such Products were owned by Allegiance on the date of termination.

    16.7 TRUE-UP. No later than 12 months after expiration or termination of this Agreement, Baxter shall report to Allegiance all discounts and bonuses accrued but not earned and/or earned but not accrued on sales made hereunder, and Baxter shall submit either a payment or an invoice for the net of such amounts.

17. INDEMNITY.

    17.1 BAXTER'S OBLIGATION. Baxter agrees to indemnify and hold Allegiance and the Allegiance Indemnified Parties harmless from and against, and in respect of, any and all claims by, and liabilities to, third parties ("Third-Party Claims") asserted against or incurred by, and any and all expenses (including all fees and expenses of counsel, travel costs and other out-of-pocket costs) in connection with pending or threatened litigation or other proceedings regarding such Third-Party Claims ("Expenses") incurred by, Allegiance or any of the Allegiance Indemnified Parties (as hereinafter defined) which arise out of or relate to:

         17.1.1 any actual or alleged patent, copyright or trademark infringement, or violation of any other proprietary right, arising out of the purchase, sale or use of Products pursuant to this Agreement;

         17.1.2 any tort claim, including claims for personal injury, wrongful death or property damage, to the extent such claims are based upon any wrongful or negligent act or omission by Baxter (or its employees or agents) in the course of its performance of this Agreement;

         17.1.3    defects in Products;

         17.1.4 any actual or alleged breach of warranty or obligation, if any, accompanying the Product or Products, subject to the limitations in Section 14 to the extent provided therein; and

         17.1.5 any claim for personal injury, wrongful death or property damage arising out of the use of a Product;

PROVIDED that this Section 17.1 shall not apply to any Third-Party Claim or Expense to the extent that the parties agree, or it is finally determined pursuant to Section 17.4 that the Third-Party Claim or Expense is within the scope of Allegiance's indemnity obligation set forth in Sections 17.2.1 and
17.2.2 below.

    The Allegiance Indemnified Parties shall mean and include (A) Allegiance's Affiliates (B) the respective directors, officers, agents and employees of and counsel to Allegiance and its Affiliates, (C) each other person, if any, controlling Allegiance or any of its Affiliates, and (D) the successors, assigns, heirs and personal representatives of any of the foregoing. Expenses shall be reimbursed or advanced when and as incurred promptly upon submission by Allegiance or any Allegiance Indemnified Party of statements to Baxter.

    17.2 ALLEGIANCE'S OBLIGATION. Allegiance agrees to indemnify and hold Baxter and the Baxter Indemnified Parties harmless from and against, and in respect of, any and all Third-Party Claims asserted against or incurred by, and any and all Expenses incurred by, Baxter or any of the Baxter Indemnified Parties (as hereinafter defined) which arise out of or relate to:

         17.2.1 any tort claim, including claims for personal injury, wrongful death or property damage, to the extent such claims are based upon any wrongful or negligent act or omission by Allegiance (or its employees or other agents) in the course of its performance of this Agreement including, but not limited to, any Third-Party Claims or Expenses caused by any such wrongful or negligent act or omission constituting a representation concerning the characteristics or method of usage of Products, or relating to the storage, handling, or delivery of Products or selection of Products for inclusion in Kits; and

         17.2.2 any actual or alleged patent, copyright or trademark infringement, or violation of any other proprietary right, arising out of any act or omission of Allegiance or any of its Affiliates in connection with the sale of Kits or relating to any intellectual property owned by Allegiance or any of its Affiliates and used in connection with the sale of Kits.

The Baxter Indemnified Parties shall mean and include (A) Baxter's Affiliates,
(B) the respective directors, officers, agents and employees of and counsel to Baxter and its Affiliates, (C) each other person, if any, controlling Baxter or any of its

Affiliates, and (D) the successors, assigns, heirs and personal representatives of any of the foregoing. Expenses shall be reimbursed or advanced when and as incurred promptly upon submission by Baxter or any Baxter Indemnified Party of statements to Allegiance.

    17.3 THIRD-PARTY CLAIMS. If any third party shall make any claim or commence any arbitration proceeding or suit against any one or more of the Baxter Indemnified Parties or the Allegiance Indemnified Parties (hereafter, "Indemnified Persons") with respect to which an Indemnified Person intends to make any claim for indemnification against Allegiance under Section 17.2 or against Baxter under Section 17.1 (as the case may be, the "Indemnifying Party"), such Indemnified Persons shall promptly give written notice to the Indemnifying Party of such third party claim, arbitration proceeding or suit and the following provisions shall apply.

    17.4 CONTROL OF PROCEEDINGS.

         17.4.1 The Indemnifying Party shall have 20 business days after receipt of the notice referred to in Section 17.3 to notify the Indemnified Party that it elects to conduct and control the defense of such claim, proceeding or suit. If the Indemnifying Party does not give the foregoing notice, the Indemnified Party shall have the right to defend, contest, settle or compromise such claim, proceeding or suit in the exercise of its exclusive discretion subject to the provisions of Section 17.5, and the Indemnifying Party shall, upon request from any of the Indemnified Persons, promptly pay to such Indemnified Persons in accordance with the other terms of this Section the amount of any Third-Party Claim resulting from their liability to the third party claimant and all related Expense.

         17.4.2 If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at its sole expense, the conduct and settlement of such claim, proceeding or suit, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, provided that (i) the Indemnifying Party shall not thereby permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Person; (ii) the Indemnifying Party shall not thereby permit any injunction against any Indemnified Person; (iii) the Indemnifying Party shall permit the Indemnified Person and counsel chosen by the Indemnified Person and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Person and such counsel with such information regarding such claim, proceeding or suit as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel shall be borne by the Indemnified Person unless (1) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel or (2) the named parties to any such claim, proceeding or suit include the Indemnified Person and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Person shall be reimbursed by the Indemnifying Party to the Indemnified Person; and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this Section the Indemnified Person for the full amount of any Third-Party Claim resulting from such claim, proceeding or suit and all related Expense incurred by the Indemnified Person.

         17.4.3 In no event shall the Indemnifying Party without the prior written consent of the Indemnified Person, settle or comprise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person a release from all liability in respect of such claim.

         17.4.4 If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any claim, suit or proceeding as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Person to monitor the conduct or settlement of such claim by the Indemnified Person, and the Indemnified Person shall provide the Indemnifying Party and such counsel with such information regarding such action or suit as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party.

    17.5 SETTLEMENT OF THIRD-PARTY CLAIMS BY THE INDEMNIFIED PERSON. So long as the Indemnifying Party is contesting any such claim, suit or proceeding in good faith, the Indemnified Person shall not pay or settle any such claim, proceeding or suit. Notwithstanding the foregoing, the Indemnified Person shall have the right to pay or settle any such claim, proceeding or suit, provided that in such event the Indemnified Person shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as Third-Party Claim or Expense under this Section 17.

    If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any claim, suit or proceeding as provided above, the Indemnified Person, on not less than 30 days' prior written Notice to the Indemnifying Party, may make settlement (including payment in full) of such claim and such settlement shall be binding upon the parties hereto for the purposes hereof, unless within said 30-day period the Indemnifying Party shall have requested the Indemnified Person to contest such claim at the expense of the Indemnifying Party. In such event, the Indemnified Person shall promptly comply with such request and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all of the conditions of Section 17.4. Anything in this Section 17 to the contrary notwithstanding, if the Indemnified Person advises the Indemnifying Party that it has determined to make settlement of a claim, the Indemnified Person shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this Section 17 for indemnification by the Indemnifying Party.

18. INSURANCE.

    Each party is responsible for carrying any insurance desired by it in its sole discretion, including comprehensive general liability insurance, insurance to cover its facilities, products liability insurance and business interruption insurance.

19. COMPLIANCE WITH LAWS.

    19.1 ALLEGIANCE COMPLIANCE. Allegiance shall, to the extent material to Allegiance and its Affiliates taken as a whole, comply (or cause compliance) with all existing and future federal, state and other laws and regulations in the Territory applicable to the conduct of Allegiance's business or the possession of Products pursuant to this Agreement including, without limitation, the following:

         19.1.1 giving prompt written notice to Baxter if Allegiance should become aware of any actual defect or condition which may alter the quality of the Products in any material respect or may render any of the Products in violation of any applicable law or regulation of the Territory including, without limitation, any violation which could require any alteration of the specifications of any Product, affect the sale of any Product, cause revocation of any regulatory approval with respect to any Product or its sale hereunder, or give rise to a claim against Baxter by any person, and Allegiance shall promptly notify Baxter upon becoming aware of any changes in any laws or regulations in the Territory applicable to the manufacture, sale, packaging, labeling, possession or use of the Products;

         19.1.2 keeping appropriate records of all lot coded and serial numbered Products shipped to customers; and

         19.1.3 making prompt return of any and all Products affected by holds or recalls if so requested by Baxter.

To the extent applicable to the subject matter of this Agreement, and pursuant to the requirements of 42 CFR 420.300 et. seq., Allegiance hereby agrees to make available to the Secretary of Health and Human Services ("HHS"), the Comptroller of the General Accounting Office ("GAO"), or their authorized representatives, all contracts, books, documents and records relating to the nature and extent of costs hereunder for a period of four (4) years after the furnishing of services hereunder. In addition, if any part of any service is to be provided by subcontract, Allegiance hereby agrees to require by contract that such subcontractor make available to the HHS and GAO, or their authorized representatives, all contracts, books, documents and records relating to the nature and costs thereunder for a period of four (4) years after the furnishing of services thereunder.

    19.2 BAXTER COMPLIANCE. Baxter shall, to the extent material to Baxter and its Affiliates taken as a whole, comply (or cause compliance) with all existing and future laws and regulations in the Territory applicable to the conduct of Baxter's business or the manufacture, packaging, labeling and sale to Allegiance of Products pursuant to this Agreement, including, without limitation, the following:

         19.2.1 giving prompt written notice to Allegiance if Baxter should become aware of any actual defect or condition which may alter the quality of the Products in any material respect or may render any of the Products in violation of any applicable law or regulation of the Territory, including, without limitation, any violation which could require any alteration of the specifications of any Product, affect the sale of any Product, cause revocation of any federal, state or other regulatory approval with respect to any Product or its sale hereunder or give rise to a claim against Allegiance by any person; and

         19.2.2 giving prompt written notice to Allegiance of any and all Products affected by holds or recalls and, if Baxter requests Allegiance to return any of such Products to Baxter, promptly reimburse Allegiance for the price of such returned

Products paid by Allegiance under this Agreement and the direct cost of returning such Products to Baxter.

    The services provided hereunder will not be provided in violation of any applicable Equal Employment Opportunity requirements including those set forth in Section 202 of Executive Order 11246, as amended.

    19.3 CONSULTATION. If applicable storage requirements change during the Term of this Agreement as a result of changes in laws, regulations, or interpretations or enforcement actions by governmental authorities with jurisdiction over the Products or the subject matter of this Agreement, the parties will confer regarding the need for and funding of any such changes, in accordance with the following process. The need for any change in storage requirements will be reviewed by senior executives of the parties who are directly responsible for regulatory compliance, who will forward their recommendation for specific change(s) to the Council. The Council will develop a proposal for resolution that will include scope, funding needed, alternatives and its recommendation. The Council will then forward its proposal to a working group of business executives designated by Baxter and Allegiance that will have the authority: (a) to adopt or modify the proposal; (b) to determine the funding method; and (c) if appropriate, to allocate the costs of such resolution between the Parties.

20. FORCE MAJEURE. The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by matters (not including lack of funds or other financial causes) such as strikes, supplier delays, shortages of raw materials, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform; provided that nothing contained in this Agreement shall affect either party's ability or discretion with respect to any strike or other employee dispute or disturbance and all such strikes, disputes or disturbances shall be deemed to be beyond the control of such party. A condition of force majeure shall be deemed to continue only so long as the affected party shall be taking all reasonable actions necessary to overcome such condition. In the event that either party hereto shall be affected by a condition of force majeure, such party shall give the other party prompt Notice thereof, which Notice shall contain the affected party's estimate of the duration of such condition and a description of the steps being taken or proposed to be taken to overcome such condition of force majeure. Any delay occasioned by any such cause shall not constitute a default under this Agreement, and the obligations of the parties shall be suspended during the period of delay so occasioned. During any period of force majeure, the party that is not directly affected by such condition of force majeure shall be entitled to take any reasonable action necessary to mitigate the effects of such condition of force majeure, and the provisions of Section 4 shall be suspended to the extent necessary to permit any such action.

21. CONFIDENTIALITY.

    21.1 ALLEGIANCE INFORMATION. Baxter agrees to hold, and to use reasonable efforts to cause its employees and representatives to hold, in confidence all marketing and pricing information of a confidential nature pertaining to the Territory, and all information relating to Allegiance's standard costs, received by Baxter from Allegiance after the Effective Date or obtained from Allegiance in the course of an audit pursuant to Section 8.5, in a manner consistent with Baxter's treatment of its own confidential information. Baxter shall not use such information for any purpose other than as contemplated under this Agreement or verifying compliance with this Agreement, without Allegiance's prior written consent.

    21.2 BAXTER INFORMATION. Allegiance agrees to hold, and to use reasonable efforts to cause its employees and representatives to hold, in confidence all information of a confidential nature concerning Baxter or its customers (including all marketing and pricing information relating to Baxter and all standard cost information relating to the Products) in the possession of Allegiance as of the Effective Date or furnished to or obtained by Allegiance after the Effective Date, in a manner consistent with Allegiance's treatment of its own confidential information. Allegiance shall not use such information for any purpose other than as contemplated under this Agreement, without Baxter's prior written consent.

    21.3 GENERAL. The obligations of confidentiality and non-disclosure imposed under this Section 21 shall not apply to data and information that the recipient can demonstrate:

         21.3.1 is published or is or otherwise becomes available to the general public as part of the public domain without breach of this Agreement;

         21.3.2 has been furnished or made known to the recipient without any obligation to keep it confidential by a third party under circumstances which are not known to the recipient to involve a breach of the third party's obligations to a party hereto;

         21.3.3 was developed independently of information furnished to the recipient under this Agreement; or

         21.3.4 was known to the recipient at the time of receipt thereof from the other party, is not otherwise subject to (a) the confidentiality restrictions contained in the Reorganization Agreement dated as of September 30, 1996 between Baxter International and Allegiance Corporation, or (b) any other obligation to keep it confidential and was not obtained from a third party under circumstances which were known to the recipient to involve a breach of the third party's obligations to a party hereto.

    21.4 EQUITABLE RELIEF. Each party (the "first party") acknowledges that the other party would not have an adequate remedy at law for the breach by the first party of any one or more of the covenants contained in this Section 21 and agrees that, in the event of such breach, the other party may, in addition to the other remedies which may be available to it, apply to a court for an injunction to prevent breaches of this Section 21 and to enforce specifically the terms and provisions of this Section.

    21.5 REQUIRED DISCLOSURES. The provisions of this Section shall not preclude disclosures required by law; provided, however, that each party will use reasonable efforts to notify the other, prior to making any such disclosure, and permit the other to take such steps as it deems appropriate, including obtaining a protective order, consistent with applicable law, to minimize any loss of confidentiality.

    21.6 SECURITY. Each party shall be responsible for preventing unauthorized remote access by such party's own agents and employees to data transferred to or otherwise made available to the other party under this Agreement.


22. LIMITATION OF LIABILITY AND REMEDY.

    22.1 DAMAGES. In no event, whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, shall either party or any of its directors, officers, employees or agents, be liable for special, exemplary, or punitive damages. The foregoing limitation and disclaimer shall apply irrespective of whether the possibility of such special, exemplary, or punitive damages had been disclosed in advance or could have reasonably been foreseen.

    The limitations and disclaimers of obligations and liabilities contained in this Section 22 are intended to apply to the fullest extent permitted by law; provided that such limitations and disclaimers shall not limit amounts payable with respect to any express indemnity provided for in this Agreement.

    22.2 EXCLUSIVE REMEDIES.

         22.2.1 BAXTER'S EXCLUSIVE REMEDIES. Except in the case of the gross negligence or willful misconduct of Allegiance or its Affiliates, Baxter's exclusive remedies against Allegiance for any breach of, or other act or omission arising out of or relating to, this Agreement shall be:

              22.2.1.1 the right to receive payment of amounts owed under Sections 6 and 8 hereof;

              22.2.1.2 the right to require reperformance of any service to the extent required pursuant to Section 11;

              22.2.1.3  the right to indemnification as provided in Section 17;

              22.2.1.4 the right to injunction, specific performance or other equitable non-monetary relief when available under applicable law;

              22.2.1.5 the right to terminate this Agreement for material breach as set forth in Section 16; and

              22.2.1.6 the right to actual damages for breach of Section 21.

         22.2.2 ALLEGIANCE'S EXCLUSIVE REMEDIES.   Except in the case of the
gross negligence or willful misconduct of Baxter or its Affiliates, Allegiance's exclusive remedies against Baxter for any breach of, or other act or omission arising out of or relating to, this Agreement shall be:

              22.2.2.1 the right to receive payment of amounts owed under Sections 6 and 8 hereof;

              22.2.2.2 with respect to Interim Distributor Model transactions only, the right to require Baxter to repair or replace (at Baxter's option and expense) any Product that proves not to be in conformity with applicable labeling or specifications, and Baxter shall pay the transportation and other costs incurred by Allegiance with respect to any Products returned to Baxter for repair or replacement under this Section 22.2.2.2, or at Baxter's option, reimburse Allegiance for any such costs;

              22.2.2.3  the right to indemnification as provided in Section 17;

              22.2.2.4 the right to injunction, specific performance or other equitable non-monetary relief when available under applicable law;

              22.2.2.5 the right to terminate this Agreement for material breach as set forth in Section 16; and

              22.2.2.6 the right to actual damages for breach of Section 21.

23. MISCELLANEOUS PROVISIONS.

    23.1 NOTICES. All notices and other communications required under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, or sent by courier or facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand or sent by courier within 2 days of transmission), addressed:

    To Baxter:

         Baxter Healthcare Corporation
         One Baxter Parkway
         Deerfield, Illinois 60015
         Attention:  General Counsel

    with copies to:

         Baxter Healthcare Corporation
         Route 120 and Wilson Road
         Round Lake, Illinois 60073
         Attention:  President--I.V. Systems Division

    if to Allegiance to:

         Allegiance Healthcare Corporation
         McGaw Park Building A/B
         1620 Waukegan Road
         McGaw Park, Illinois 60085
         Attention:  General Counsel
    with a copy to:

         Allegiance Healthcare Corporation
         McGaw Park Building A/B
         1620 Waukegan Road
         McGaw Park, Illinois 60085
         Attention: President--Distribution

until notice of a change in address or addressee is given as provided in this Section. All notices given in accordance with this Section shall be effective, if delivered by hand or by courier, at the time of delivery, and, if communicated by facsimile transmission, at the time of transmission.

    23.2 ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein.

    23.3 CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in Illinois. Any lawsuit arising from or related to this Agreement shall only be brought in the United States District Court for the Northern District of Illinois or the Circuit Court of Lake County, Illinois. To the extent permissible by law, the parties hereby consent to the jurisdiction and venue of such courts. Each party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Illinois law.

    23.4 AMENDMENT; WAIVER. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized representative of the party to be bound. The waiver by either party of any particular default by the other party shall not affect or impair the rights of the party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by either party to exercise any right arising from any default by the other affect or impair any rights which the nondefaulting party may have with respect to the same or any future default.

    23.5 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective in such jurisdiction to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions or the enforceability of this Agreement.

    23.6 RELATIONSHIP OF THE PARTIES. By virtue of this Agreement, neither party constitutes the other as its agent (except as otherwise expressly provided), partner, joint venturer, or legal representative and neither party has express or implied authority to bind the other in any manner whatsoever.

    23.7 SURVIVAL. The rights and obligations of the parties under Sections 8.5, 8.6, 11, 13.1, 14, 16.3, 16.4, 16.5, 16.6, 16.7, 17, 19.1, 19.2, 20, 21,
22, 23, and 24 as well as all rights and obligations with respect to any amounts that remain unpaid under Sections 6 and 8 hereof as of the date of termination, shall survive any termination of this Agreement.

    23.8 COUNTERPARTS. For convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

    23.9 RECORDS RETENTION. Each party will retain all information obtained or created in the course of performance hereunder in accordance with the records retention policy of the other party existing from time to time. Each party has advised the other of its respective policy as in effect on the Effective Date and will advise the other party of any subsequent changes therein.

    23.10 BENEFICIARIES. Except for the provisions of Section 17 hereof, which are also for the benefit of the other Persons indemnified, this Agreement is solely for the benefit of the parties hereto and their respective Affiliates, successors and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

24. DISPUTE RESOLUTION AND ARBITRATION.

    24.1 ESCALATION. The parties agree that they will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the controversy. Prior to taking action as provided in Section 24.2, the parties shall first submit such claim or controversy to the appropriate Divisional Presidents of each party for resolution, and if such Divisional Presidents are unable to resolve such claim or controversy, either party may request that their respective chief executive officers, or their respective delegees, attempt to resolve the dispute. The officers or delegees to whom any such claim or controversy is submitted as provided above shall attempt to resolve the dispute through good faith negotiations over a reasonable period, not to exceed 30 days in the aggregate unless otherwise agreed. Such 30 day period shall be deemed to commence on the date of a Notice from either party describing the particular claim or controversy.

    24.2 ARBITRATION. Any dispute that is not resolved by negotiations pursuant to Section 24.1 will, upon the written request of either party, be resolved by binding arbitration conducted in accordance with the Rules of the CPR Institute for Dispute Resolution by a sole arbitrator who is a former federal judge or other mutually agreed upon individual. Such arbitrator shall set a schedule for determination of such dispute that is reasonable under the circumstances. Such arbitrator shall determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure) that would be applied by a federal court sitting in Illinois. The arbitration shall take place in Lake County, Illinois. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 and the Patent Arbitration Act, 35 U.S.C. Section 294. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. Where this Agreement provides for future agreement by the parties, failure to reach such agreement shall not constitute a dispute subject to the provisions of this
Section 24 except as expressly provided otherwise.

    24.3 INJUNCTIVE RELIEF. Nothing contained in this Section 24 shall prevent either party from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one Party or to others. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either party's right to assert any claim or defense.

25. ASSIGNMENT.

    25.1 GENERAL. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, however, that, except as provided below, neither party may Transfer its interest in the Agreement, including Transfers by operation of law such as by way of merger or consolidation, without the prior written consent of the other party, which consent may not be unreasonably withheld.
Notwithstanding the foregoing sentence, either party may Transfer its rights and obligations under this Agreement to any corporation or other entity that shall acquire all or substantially all of such party's business and assets and assume in writing all of such party's obligations hereunder and deliver a signed copy of such assumption instrument to the other party; and, upon the other party's receipt of such assumption instrument, the assigning party shall be fully released and discharged from its obligations under this Agreement. In the event of such a Transfer, the Non-Affected Party shall have the right to terminate this Agreement as provided in
Section 16.1.

    25.2 CERTAIN OTHER TRANSFERS BY BAXTER. Notwithstanding the foregoing provisions of this Section, to the extent that (a) any Person that is not a Competitor of Allegiance shall acquire all or substantially all of Baxter's business and assets relating to any Line of Products, or (b) any Person shall acquire all or substantially all of Baxter's business and assets relating to the Products; then Baxter may Transfer the portion of its rights hereunder relating to such Line of Products or all of its rights hereunder, respectively, to such acquiring Person, provided that any such acquiring Person shall assume in writing all of Baxter's obligations hereunder which correspond to the portion of rights Transferred, and shall deliver a signed copy of such assumption instrument to Allegiance. Baxter shall remain liable for all of the obligations under this Agreement notwithstanding any such Transfer. In the event of any Transfer described in this paragraph, Allegiance shall have the right to terminate the portion of this Agreement relating to such Line of Products as provided in Section 16.1.

    25.3 CERTAIN OTHER TRANSFERS BY ALLEGIANCE. Notwithstanding the foregoing provisions of this Section, to the extent that any Person shall acquire all or any portion of Allegiance's business and assets relating to the Allegiance's distribution network, Allegiance may Transfer the portion of its rights hereunder relating to such portion of its distribution network to such acquiring Person, provided that any such acquiring Person shall assume in writing the portion of Allegiance's obligations hereunder relating to the portion of the distribution network so Transferred, and shall deliver a signed copy of such assumption instrument to Baxter. Allegiance shall remain liable for all of the obligations under this Agreement notwithstanding any such Transfer. In the event of any Transfer described in this paragraph, Baxter shall have the right to terminate this Agreement as provided in Section 16.1.

26. AUTHORITY. Each party represents and warrants that, as of the effective date of this Agreement, the terms of this Agreement do not violate any existing obligations or contracts of, or any law, rule, regulation, judgment or order binding on, such party.

Each party shall indemnify and hold harmless the other party from and against any and all liabilities, damages, losses and expenses (including reasonable attorney's fees) resulting from any third party claim, arbitration proceeding or suit which is hereafter made or brought against the other party and which alleges any such violation, all as provided in Section 17 herein with respect to the indemnification provided in Section 17.1 and Section 17.2.



                                     * * * * * *


         IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this Agreement as of the date first above written.

BAXTER:                           ALLEGIANCE:


BAXTER HEALTHCARE CORPORATION     ALLEGIANCE HEALTHCARE CORPORATION


By:                               By:
   ----------------------------        -----------------------------
   Name:                               Name:
   Title:                              Title:

                     AGENCY, SERVICES, AND DISTRIBUTION AGREEMENT

                                      EXHIBIT A

                                    I.V. PRODUCTS




[PREMIUM PRODUCTS SHALL NOT INCLUDE * * *.]


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

                     AGENCY, SERVICES, AND DISTRIBUTION AGREEMENT

                                      EXHIBIT B

                                  NUTRITION PRODUCTS

                     AGENCY, SERVICES, AND DISTRIBUTION AGREEMENT

                                      EXHIBIT C

                                 ALLEGIANCE'S DUTIES


1.  GENERAL DUTIES UNDER AGENCY MODEL, DISTRIBUTOR MODEL AND BCS KITS MODEL.

    1.1 CORPORATE AGREEMENT BONUS PROGRAM. Allegiance shall participate in the corporate agreement bonus program for the Products as follows:

         1.1.1     EXISTING AGREEMENTS.

              1.1.1.1 The "Existing Corporate Agreements" shall mean Baxter's agreements with stand-alone hospitals and regional and national health systems with effective dates prior to September 30, 1996, which provide for annual bonus or discount payments based upon the quantity of Baxter-manufactured products purchased by the customer.

              1.1.1.2 Allegiance will accept assignment of the Existing Corporate Agreements and will administer the Existing Corporate Agreements on behalf of itself and Baxter.

              1.1.1.3 Allegiance shall honor and administer each Existing Corporate Agreement through its expiration or earlier termination pursuant to its terms.

              1.1.1.4 The corporate agreement bonus funding process will be the same as prior to October 1, 1996, i.e., the corporate agreement bonuses will be funded by Baxter and Allegiance, the allocation will be made based on the estimated total year-end payout and actual May year-to-date sales and gross profit recognized from the applicable customers, the bonus allocation will be invoiced by Allegiance to Baxter on a monthly basis (terms of payment will be net 30 days), and on or before May 31 of each year, any over-accrual or under-accrual will be allocated to Allegiance or Baxter based upon the foregoing allocation for the applicable year.

              1.1.1.5 Allegiance shall prepare and present the corporate agreement bonus payments to the customers, and Baxter shall have the right to have Baxter representatives present.

         1.1.2 FUTURE AGREEMENTS. For any corporate bonus agreements entered into on or after the effective date of this Agreement with stand-alone hospitals and regional and national health systems, Allegiance shall meet in advance with each Baxter business unit to determine whether such Baxter business unit desires to participate in any such agreements.

    1.2 SALES SUPPORT. Allegiance shall use commercially reasonable efforts to support sales of the Products in accordance with the following and such efforts are in lieu of any standard of performance implied by Section 2-306(2) of the U.C.C.:

         1.2.1 Allegiance field service representatives (customer service representatives in the field) or other Allegiance customer service representatives shall direct customer inquiries regarding the Products to Baxter's customer service support organization for resolution.

         1.2.2 If Allegiance receives a request for proposal or request for bid relating to the Products, Allegiance will advise Baxter of such receipt, and will also advise Baxter whether the customer appears interested in purchasing the Products under the Agency Model or the Distributor Model.

         1.2.3 Allegiance account managers shall: (a) provide Baxter with access to the customer decision-makers; (b) generate sales interest in the Products; (c) actively support the joint customer satisfaction strategy between Allegiance and Baxter; and (d) work with Baxter (in a manner similar to that prior to the effective date of this Agreement) relative to account segmentation rating of Baxter customers. Allegiance segmentation of customers for the Products shall not affect Allegiance's obligations under the Agency Model.

         1.2.4 Allegiance will use commercially reasonable efforts to monitor critical business indicators in the areas of customer service, materials management, distribution services, pricing/billing, and compliance with all specific service requirements set forth in this Exhibit C. Without limitation to the foregoing sentence, Allegiance will use commercially reasonable efforts to measure and assess customer satisfaction for Allegiance sales processes and sales representatives, to the extent Allegiance provides such sales-related functions under this Agreement.

         1.2.5 Allegiance shall participate with Baxter in a semi-annual review of regional account segmentation, performance to critical business indicators, and regional sales to be conducted between the leaders of their respective regional sales organizations. Allegiance and Baxter will work together in good faith to develop action plans to improve customer satisfaction in areas that are mutually identified as key factors for customer growth and retention, or areas where Baxter's performance is significantly (statistically defined) below that of its competitors.

         1.2.6 Allegiance's sales generalist sales force shall continue to promote sales of the Products in the same manner as prior to the effective date of this Agreement.

         1.2.7 Allegiance will provide telephone sales services for deployment purposes or strategic account management, at Baxter's request, for an additional fee to be agreed upon.

         1.2.8 Allegiance shall make available to Baxter its electronic catalog listing each party's products.

         1.2.9 Upon termination or expiration of any pre-existing customer contract with a third-party supplier for products that compete with any Product or Products, except for permitted competitive Best Value Products, Allegiance shall encourage and facilitate use of the Products (rather than any product competing with any Product or Products) through appropriate means including, but not limited to, use of Best Value Product incentives, Allegiance customer contract provisions, and/or sales representative incentives.

         1.2.10 TRANSITION. During the period beginning with the effective date of this Agreement and ending on December 31, 1996, Allegiance will continue to use reasonable business efforts to provide substantially the same level of customer service relating to the Products through substantially the same personnel as Baxter's U.S. Distribution business provided as of July 1, 1996. Allegiance's responsibilities under the preceding sentence shall end as and to the extent that Baxter customer service personnel are activated. Baxter will use reasonable efforts to meet the agreed-upon transition schedule.

    1.3 MARKETING SUPPORT. Allegiance shall use commercially reasonable efforts to support marketing of the Products in accordance with the following, and such efforts are in lieu of any standard of performance implied by Section 2-306(2) of the U.C.C.:

         1.3.1 Allegiance shall provide marketing services (other than product management services which will be provided by Baxter) to Surgery Centers and to Alternate Site Distributors.

         1.3.2 Allegiance shall maintain its own communications resources and shall coordinate the communications messages with Baxter when appropriate.

         1.3.3 Allegiance shall attempt whenever possible to share with Baxter expenses for convention fees, industry organizations, and industry databases when and where appropriate.

         1.3.4 Prior to publication, Allegiance shall submit to Baxter for Baxter's approval all Allegiance promotional/communication endeavors specifically referencing the Products or any Baxter services.

         1.3.5 Either as part of the promotion of Best Value Products or as part of a general promotion, Allegiance shall represent the Products fully and prominently in Allegiance's product and service literature or any other media, including field sales support tools.

         1.3.6 Allegiance shall include Baxter sales volume by Product category on Allegiance's sales reports in a similar format as provided by Allegiance prior to the effective date of this Agreement.

         1.3.7 For a fee to be agreed upon from time to time, Allegiance shall provide literature distribution services to Baxter.

    1.4 NATIONAL SAMPLE CENTER. From the effective date of this Agreement through the period ending December 31, 1997, Allegiance shall provide the following services in connection with the National Sample Center:

         1.4.1 Allegiance shall maintain the Sample Center for the Products.

         1.4.2 Allegiance shall order the Products to be stocked in the Sample Center which shall remain owned by Baxter.

         1.4.3 Allegiance shall maintain the MAS90 system for the Sample Center inventory.

         1.4.4 Allegiance shall provide to Baxter a monthly spreadsheet with the Product-related activity for the month, I.E., rep name, cost center, product ordered, and service charge.

         1.4.5     Allegiance shall charge Baxter a handling charge of
* * */order to cover the overhead associated with receiving, storing, and shipping the Products.


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

         1.4.6 Allegiance shall apply special handling charges to priority shipments as follows: (a) next day shipments will be charged an additional * * *; and (b) second day air shipments will be charged an additional * * *.

         1.4.7     Allegiance shall bill Baxter monthly for applicable charges.

         1.4.8 Allegiance shall conduct an annual inventory and/or routine cycle counting to maintain inventory integrity in the National Sample Center.

         1.4.9 Allegiance shall continue to provide the same customer service functions to the sales representatives as was provided prior to the effective date of this Agreement.

         1.4.10 Allegiance shall continue to check expiration dates on all Sample Center Products.

         1.4.11 Allegiance shall maintain contact with Baxter's finance personnel regarding inventory status and financial transactions.

         1.4.12 Allegiance shall send monthly reports to Baxter providing inventory levels.

    1.5 MATERIALS MANAGEMENT. Allegiance and Baxter shall use commercially reasonable efforts to make the supply chain as efficient as possible for both parties. Future opportunities to improve efficiency include, but are not limited to, EDI, bar coding, custom palletization, network channels and the use of returnable totes. Both parties agree to work in good faith to achieve this goal.

         1.5.1     FINISHED GOODS REQUIREMENTS PLANNING.

              1.5.1.1 Both parties agree that the echeloning of products based on line item usage generally makes sense. Assuming there are no significant customer contractual issues or financial impacts to Baxter, Baxter agrees to the parameters set forth by the rationalized supply chain. If after the appropriate review there are significant customer contractual issues or financial impacts to Baxter, 1995 will be used as the baseline for where products are stocked and the number of low velocity SKU's will not exceed 1995 levels.

              1.5.1.2 Allegiance will not be required to carry more than 1995 average Days Inventory On Hand.


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

         1.5.2 ALLEGIANCE INBOUND FREIGHT ADMINISTRATIVE SERVICES. Allegiance shall continue to provide the following administrative services for all inbound freight shipments (i.e., shipments of Products from manufacturing plants to replenishment centers and distribution centers or from replenishment centers to distribution centers) to the extent that such services were normally being provided by Baxter's U.S. Distribution business to Baxter's I.V. Division prior to the effective date of this Agreement: (a) freight payments, (b) audit of freight payments, (c) transportation cost reporting, and (d) logistics analysis/distribution technology to include network planning and replenishment center sourcing. Allegiance's compensation for such services shall be determined in accordance with the methodology used by Baxter prior to the effective date of this Agreement. For an additional fee to be agreed upon, Allegiance may agree to provide to Baxter additional inbound freight administrative services beyond the scope of the services normally being furnished by Baxter's U.S. Distribution business to Baxter's I.V. Division prior to the effective date of this Agreement.

    1.6  DISTRIBUTION.

         1.6.1     RECEIVING (NOTIFICATION AND PLANNING).

              1.6.1.1 Product will be system received within one and one-half business days of arrival at Allegiance's replenishment center or distribution center.

              1.6.1.2 Allegiance will coordinate with Baxter to schedule receiving appointments for Products coming from manufacturing facilities and replenishment centers, and in unloading Products. Allegiance will follow Bill of Lading (BOL) instructions regarding receipt unless late arrival prevents Allegiance from doing so, and alternative arrangements have not been made.

              1.6.1.3 Allegiance will receive products at distribution centers using Baxter's and Allegiance's computer systems or an Allegiance warehouse management system that will upload to such computer systems.

         1.6.2     WAREHOUSE MANAGEMENT.

              1.6.2.1 Allegiance will be responsible for the management of its replenishment centers and distribution centers.

              1.6.2.2 Allegiance will hold Baxter inventory in Allegiance's replenishment center or its distribution centers.

              1.6.2.3 Except as otherwise agreed, Allegiance will adhere to existing storage, shipping and receiving practices, including practices regarding time-sensitive Products.

              1.6.2.4 Allegiance will measure and report to Baxter on a monthly basis Product damage or loss that occurs at Allegiance facilities. Allegiance shall compensate Baxter pursuant to Section 6.18 of this Agreement for any damage or loss that is Allegiance's responsibility under this Agreement.

              1.6.2.5 Allegiance will measure and report to Baxter on a monthly basis Product damage that occurs prior to arrival at Allegiance's distribution centers or its replenishment center.

         1.6.3     CYCLE COUNTS AND PHYSICAL INVENTORIES.

              1.6.3.1 Allegiance will continue to perform counts of Baxter's Product inventory in all Allegiance facilities through annual physical inventories or cycle counts, following substantially the same practices as employed by Baxter and Baxter's U.S. Distribution business prior to the effective date of this Agreement, at no additional cost to Baxter.

              1.6.3.2 Allegiance facilities that performed cycle counts for the Products prior to the effective date of this Agreement will continue to do so consistent with practices utilized prior to the date hereof.

              1.6.3.3 Allegiance shall provide Baxter with the results of its cycle counts by the tenth business day after the count was taken.

              1.6.3.4 Baxter personnel and external auditors for Baxter shall have the right to audit an Allegiance cycle count of the Products at any time up to 90 days after the end of the month in which the cycle count is conducted.

              1.6.3.5 Baxter personnel and external auditors for Baxter shall have the right to audit Product inventory in Allegiance facilities at any mutually-acceptable time upon not more than five business days advance notice.

              1.6.3.6 Allegiance facilities that performed annual physical inventories prior to the effective date of this Agreement will continue to do so during the Term of this Agreement. The annual physical inventory will take place in October of each year during the Term of this Agreement. Baxter will select a day in October acceptable to Allegiance on which the physical inventory will take place.

              1.6.3.7 Allegiance will have 20 business days from the day of the physical inventory to reconcile, system enter, and report the physical inventory results to Baxter.

              1.6.3.8 Each Allegiance facility participating in the physical inventory must demonstrate a gross variance of the dollar value of the Product inventory on TOPS within a range of -5% to +5%. Baxter may require Allegiance facilities that do not meet this standard to perform another physical inventory in April of the following calendar year. If the gross variance is outside of the range of -1.5% to +1.5%, Baxter may require Allegiance to perform specified Product physical inventory counts.

              1.6.3.9 To the extent practicable, Baxter and Allegiance shall record any annual physical inventory adjustments into their respective accounting records at the same time.

              1.6.3.10 Baxter shall have the right to have Baxter personnel and external auditors present at Allegiance facilities on the day that the physical inventory is conducted. In addition, Baxter shall have the right to audit Allegiance's annual physical inventory results at any time up to 3 months after the date on which Allegiance records its annual inventory adjustments into its accounting records.

         1.6.4 ORDER FULFILLMENT. When customer orders are released through Baxter's computer system to Allegiance's computer system, Allegiance personnel will pick, pack, load and stage and ship-verify the customer order for delivery within the Allegiance distribution center. For Agency Model transactions, Allegiance personnel will continue to provide problem resolution for electronic data interchange (EDI) orders to the same extent as provided by Baxter's U.S. Distribution business to Baxter's I.V. Division immediately prior to the effective date of this Agreement, at no additional charge to Baxter.

         1.6.5     OUTBOUND SHIPMENT.

              1.6.5.1 Allegiance personnel will be responsible for the selection and routing, private fleet or commercial carrier, of the Baxter customer order.

              1.6.5.2 Allegiance shipments will be based on BOL instructions. If no specific instruction appears on the in BOL, shipments will occur on the next scheduled delivery or within a maximum of two business days (if no scheduled delivery).

         1.6.6     FREIGHT CLAIMS.

              1.6.6.1 Allegiance will be responsible for filing freight claims and resolving product shortages and overages, including providing proof of delivery, with respect to all Product shipments.

              1.6.6.2 If Allegiance is unable to furnish proof of delivery with respect to Products shipped on Allegiance's private fleet within a reasonable period of time thereafter, it shall compensate Baxter for such undelivered Product in accordance with Section 6.18 of this Agreement.

         1.6.7 LOT TRACKING. Allegiance shall provide lot tracking capabilities as provided by Baxter for the Products prior to the effective date of this Agreement.

         1.6.8     RETURN GOODS MANAGEMENT.

              1.6.8.1 Allegiance shall arrange for and pick up, process and dispose of returned Products at Baxter's request.

              1.6.8.2 In the event of returned Products, a return goods authorization will be issued by Baxter Customer Service and Allegiance will arrange for and pick up such Products within 5 business days. However, if the customer is located in a remote area where pick-up within 5 business days would be impracticable, Allegiance will use commercially reasonable efforts to pick up the returned Products at the next scheduled delivery, but in no event later than 30 days after its receipt of such return goods authorization.

              1.6.8.3 Allegiance will continue practices existing immediately prior to the effective date of this Agreement regarding returned goods processing, including unloading, segregation, inspection, product disposition (restocking, disposal, or transport for restocking), documentation, and forwarding paperwork for Baxter to administer credit.

              1.6.8.4 Return goods processing time (receipt date at distribution center to paperwork receipt at Baxter) will not exceed 30 days.

              1.6.8.5 Allegiance shall use commercially reasonable efforts to dispose of returned Products in a cost-effective manner, subject to Baxter's instructions.

    1.7  PRODUCT FIELD CORRECTIVE ACTIONS.

         1.7.1 Allegiance shall perform field corrective action ("FCA") services in a manner consistent with the quality systems, procedures and specifications as of the effective date of this Agreement. Allegiance shall provide the following FCA services for the fee stated in Section 6.16.1:

              a.   FCA notification processing;
              b.   FCA disposition processing;
              c. storage of Products affected by an FCA inside an Allegiance distribution center for up to six months from the date of initiation of the FCA;
              d. transportation of all Products affected by the FCA to Baxter, freight collect;
              e.   rework or inspections of Products by Allegiance employees;
              f. discard and destruction of Products utilizing nonhazardous waste disposal methods;
              g.   delivery of recall report information to Baxter;
              h.   incoming inspection of all Baxter Products for open FCAs for twelve months from the date of initiation of the FCA;
              i.   third-party invoices for any of the services listed above;
                   and
              j. third-party invoices for any services in addition to those listed above as performed in 1996.

    1.7.2 At Baxter's request and with Baxter's approval, Allegiance shall perform FCA services not included in Section 1.7.1 for additional compensation to be agreed upon. Baxter will be invoiced separately for such additional services pursuant to Section 6.16.2 of this Agreement. Examples of additional FCA services addressed by this Section 1.7.2 include:

              a. all third-party invoices related to expenses incurred by Allegiance (except expenses related to the discard and destruction of non-hazardous Products) that arise out of the need for Baxter to issue an FCA for Products;
              b. computer system upgrades requested by Baxter or Baxter for Allegiance FCA systems;
              c. storage of Products affected by an FCA for periods longer than six months or storage of such Products in rented trailers; and
              d. incoming inspection of all Products for open FCAs for periods longer than 12 months from the date of initiation of the initiation of the FCA.

         1.7.3     For purposes of the subsequent provisions of this
Section 1.7, Allegiance shall use commercially reasonable efforts to accomplish the FCA tasks identified within the time periods indicated. If extraordinary volume or other circumstances make such time periods impracticable, Baxter and Allegiance will make adjustments by extending time periods, setting priorities or otherwise.

         1.7.4 Allegiance shall perform FCA notification to Allegiance's distribution centers and replenishment center based upon priorities. Priority A notification requires extraordinary and immediate action. Priority B notification requires notification to all Allegiance distribution centers and its replenishment center within one business day. Priorities will be based on the urgency of the FCA as determined primarily by Baxter.

         1.7.5 For FCAs involving Products sold under the Distributor Model, Allegiance shall provide customer lists to Baxter the next business day for requests received before 1:00 p.m. Central Standard Time.

         1.7.6 Allegiance shall perform stock checks based upon priorities. Priority A requires extraordinary and immediate action. Priority B requires processing and reporting on the same day. Priority C will be negotiated based upon needs but generally requires processing and reporting in 2 to 5 business days. Priorities will be based on the urgency of the FCA as determined primarily by Baxter.

         1.7.7 Initial inventory reports shall be issued in 5 business days from initial FCA notification to Allegiance's distribution centers or replenishment center unless otherwise requested.

         1.7.8 Subject to local restrictions regarding discard of the products, routine dispositions (as designated by Baxter) shall be issued to Allegiance's distribution centers and replenishment center in 5 business days. Allegiance's distribution centers and replenishment center shall then have 5 business days to process the disposition.

         1.7.9 Subject to local restrictions regarding discard of the Products, expedited dispositions (as designated by Baxter) shall be issued to Allegiance's distribution centers and replenishment center within 1 business day. Allegiance's distribution centers and replenishment center shall then have five business days to process the expedited disposition.

         1.7.10 Subject to local restrictions regarding discard of the Products, extraordinary dispositions (as designated by Baxter) shall be issued within 1 business day. Allegiance's distribution centers and replenishment center shall then have one business day to process the expedited disposition.

         1.7.11 Reconciled disposition reports for quantity variance shall be negotiated between Allegiance and Baxter at the time of disposition.

         1.7.12 The necessity for and content of sampling plans and protocols shall be negotiated at the time of the FCA.

         1.7.13 Allegiance shall cooperate with Baxter in performing any FCA by identifying affected Products and customers, developing an action-specific management plan detailing specific responsibilities, and notifying customers of any such action. Allegiance shall encourage customers to follow instructions related to any hold or recall situation.

         1.7.14 FCAS FOR KITS. Allegiance shall implement and report, as necessary, any Product FCAs for Kits, following, to the extent commercially reasonable, the same instructions and priorities provided for Products sold pursuant to the Agency Model or the Distributor Model. Allegiance shall provide to Baxter a customer list for specialized distribution such as ValueLink and other low unit of measure ("LUM") programs. Allegiance shall implement the FCA for such specialized distribution. Allegiance shall reconcile the Kit portion of any recall and provide Baxter with all required recall data.

    1.8  DIVISIONAL BONUS PROGRAM.

         1.8.1 Allegiance shall participate in the Baxter divisional bonus programs for the Products if and to the extent that such programs include Allegiance products and such programs are in existence as of the effective date of this Agreement.

         1.8.2 Allegiance shall continue to bill the customer for sales of Allegiance products and promptly provide to Baxter information related to such sales necessary to calculate the divisional bonus. Baxter will invoice the bonus allocation to Allegiance.

         1.8.3 Baxter shall prepare and present the divisional bonus payments to customers, and Allegiance shall have the right to have Allegiance representatives present at the presentation.

         1.8.4 Allegiance shall use commercially reasonable efforts to cooperate with Baxter in the event customers request that divisional bonus payments be made by alternative means, for example, through credits on Allegiance statements of account.

         1.8.5 [BEGINNING WITH CALENDAR YEAR 1997, ALLEGIANCE SHALL PAY TO BAXTER ALLEGIANCE'S SHARE OF OPERATIONS AND SYSTEMS EXPENSES REQUIRED TO SUPPORT THE ADMINISTRATION OF THE DIVISIONAL BONUS PROGRAM BASED UPON ALLEGIANCE'S SHARE OF THE DIVISIONAL BONUS AS A PERCENTAGE OF THE TOTAL DIVISIONAL BONUS. NOTWITHSTANDING THE PRECEDING SENTENCE, ALLEGIANCE'S SHARE OF SUCH OPERATIONS AND SYSTEMS EXPENSES SHALL NOT EXCEED * * *.]


    1.9 PRIOR NOTICE. To the extent practicable, Allegiance shall provide at least six months prior written notice to Baxter before making any change in its business operations that is likely to impact materially Baxter's business operations, revenues or costs. Such changes include, but are not limited to, Allegiance's closure of one or more of its distribution centers.

2.  AGENCY MODEL.

    2.1  GENERAL.

         2.1.1 Allegiance will system receive the Products into Baxter's computer system.

         2.1.2 Allegiance will receive the shipping documentation from Baxter's computer system and pick-up information by facsimile.

         2.1.3 Allegiance will perform shipment verification on Baxter's computer system.


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

    2.2 CUSTOMER SERVICE. Allegiance shall provide customer service support and order entry as follows for Products sold to Subdistributors (except for EIS customers and anaesthesia dealers, for whom Baxter will provide all dealer management services):

         2.2.1 When utilizing the dealer management group as an agent to service Alternate Site Distributors and Alternative Acute Care Distributors:

              2.2.1.1 Allegiance's dealer management group will act as Baxter's agent in negotiating agreements with Alternate Site Distributors and Alternative Acute Care Distributors as designated by Baxter for Products and will act as the primary interface with such Alternate Site Distributors and Alternative Acute Care Distributors.

              2.2.1.2 Allegiance shall seek Baxter's approval which must be obtained by the Allegiance dealer management group prior to setting up any accounts for Alternate Site Distributors or Alternative Acute Care Distributors.

              2.2.1.3 Baxter will establish sales strategies, selling terms, ordering policies, and pricing for sales to Alternate Site Distributors and Alternative Acute Care Distributors.

              2.2.1.4 Allegiance shall provide operational support including order entry/customer service, billing/contract and pricing administration, collection, dealer rebates, trace sales, return processing, accounts receivable dispute resolution, system support, and new account set-up.

    2.3  PRICING/BILLING.

         2.3.1 When utilizing the dealer management group as an agent to sell and service Alternate Site Distributors and Alternative Acute Care
Distributors:

              2.3.1.1 Allegiance's dealer management group must seek approval from Baxter which must be obtained prior to any agreement with an Alternate Site Distributor or an Alternative Acute Care Distributor to fund margin or pay sales tracing fees.

              2.3.1.2 Allegiance's dealer management group will perform the billing function for Baxter using Baxter's computer system.

         2.3.2 When Allegiance's surgery center sales force is promoting Baxter's sale of the Products to surgery centers, Allegiance's sales force shall operate within the price guidelines set by Baxter.

         2.3.3 ADDITIONAL CUSTOMER-REQUESTED SERVICES. In conjunction with the Agency Model, if a customer requests Product-related services from Allegiance that are in addition to the services that Allegiance has agreed to provide under the foregoing provisions of Exhibit C, Allegiance will provide to Baxter a description of the additional services requested and its associated fees for such services. Baxter will conduct all preliminary negotiations with the customer relative to such additional services. Based on these negotiations, Baxter will advise Allegiance as to whether (a) Baxter will contract directly with Allegiance for provision of such additional services, or (b) Allegiance should contract directly with the customer for provision of such services.

    2.4  DISTRIBUTION.

         2.4.1     OUTBOUND SHIPMENT.

              2.4.1.1 Allegiance shall provide the following standard delivery services ("Standard Delivery"): (a) with respect to customer contracts in connection with new relationships beginning after September 30, 1996, Allegiance shall provide delivery of carton quantities, palletized, delivered to the customer's receiving area (loading dock) at least two days per week (or three days per week for shipments to alternate site customers); or (b) with respect to all other transactions, delivery services consistent with Allegiance's performance at the customer level immediately preceding the effective date of this Agreement. Allegiance will share with Baxter the costs and savings associated with Standard Delivery as set forth in Section 6.11.

              2.4.1.2 Allegiance shall deliver Products by air freight or by messenger ("Premium Delivery") when requested by Baxter. Allegiance will share with Baxter the costs and savings associated with Uncollected Premium Delivery Costs as set forth in Section 6.11 of this Agreement.

              2.4.1.3 Allegiance shall make deliveries of Products in addition to Standard Delivery ("Incremental Deliveries") when requested by Baxter. For calendar year 1997 Allegiance will be compensated by Baxter for providing such Incremental Deliveries in an amount equal to * * * of the amount, if any, that Baxter invoices to its customers


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

    for such Incremental Deliveries. For 1998 and subsequent calendar years during the Term, the parties will agree in Council prior to the beginning of each year upon Allegiance's compensation for providing such Incremental Deliveries.

              2.4.1.4 During calendar year 1997, Allegiance will review with Baxter on a quarterly basis in the Council the operational and financial effects of the terms of this Agreement regarding Incremental Deliveries, and will renegotiate such terms for 1997 if necessary to keep both parties financially whole. Without limiting the foregoing sentence, the parties will renegotiate such terms for 1997 if (a) the total number of Incremental Deliveries of Products increase substantially more rapidly than Agency Net Sales, and (b) Allegiance's costs incurred in providing such Incremental Deliveries (net of freight and net of any reimbursement by Baxter pursuant to Exhibit D, Section 1.5.4), increase substantially.

              2.4.1.5 Allegiance shall provide enhanced delivery services (e.g., custom palletization, inside delivery, etc.) that are outside the basic agreements ("Enhanced Delivery"), when requested by Baxter, for compensation to be agreed upon in accordance with Section 2.3.3 of this Exhibit C (Additional Services).

              2.4.1.6 Allegiance will ship-verify shipments of Products to customers by private fleet or commercial carriers within one business day.

         2.4.2 FREIGHT CLAIMS. Allegiance will pay to Baxter any amounts recovered with respect to freight claims filed on behalf of Baxter within 30 days of receipt, except that (1) Allegiance may set-off against such payments any amounts that it has previously paid to Baxter with respect to the same claim; and (2) during the Interim Period, the provisions of Exhibit F shall control with respect to payment of any amounts recovered with respect to such freight claims for Products shipped to customers under the Interim Distributor Model.

         2.4.3 ALLEGIANCE OUTBOUND FREIGHT ADMINISTRATIVE SERVICES. Allegiance shall continue to provide the following administrative services for all outbound freight shipments (i.e., shipments of Products from Allegiance facilities to customers) to the extent such services were normally being provided by Baxter's U.S. Distribution business to Baxter's I.V. Division prior to the effective date of this Agreement: (a) freight payments, (b) audit of freight payments, (c) transportation cost reporting, and

(d) logistics analysis/distribution technology to include network planning and replenishment center sourcing, at no additional cost to Baxter. For an additional fee to be agreed upon, Allegiance may agree to provide to Baxter additional outbound freight services beyond the scope of the services normally being furnished by Baxter's U.S. Distribution business to Baxter's I.V. Division prior to the effective date of this Agreement.

3.  DISTRIBUTOR MODEL AND BCS KIT MODEL.

    3.1  GENERAL.

         3.1.1 Allegiance system receives the Products into its computer system.

         3.1.2 Each business day during the Term, Allegiance shall report to Baxter its aggregate sales of Products for the previous business day by code and by customer for Distributor Model transactions and BCS Kits, and such reports shall also include, with respect to Distributor Model transactions, the Suggested Sales Price, Allegiance's actual purchase price of the Products, and sufficient information regarding customer discounts, returns, allowances and all other applicable customer debits and credits to permit Baxter to calculate Distributor Net Sales.

         3.1.3 For all transactions under the Distributor Model, Allegiance will provide Baxter each business day with customer Product demand information by product code to support Baxter's finished goods requirements planning.

    3.2 CUSTOMER SERVICE. Allegiance shall provide customer service support and order entry as follows for all Products sold under the Distributor Model and the BCS Kits Model:

         3.2.1 PRE-SALES SERVICES. Allegiance shall perform the following pre-sales services:

              3.2.1.1 PRODUCT/SERVICE SPECIFICATIONS - Allegiance shall forward to Baxter any requests for Product information not available on Allegiance systems.

              3.2.1.2 PRICING/CONTRACTING INFORMATION - Allegiance shall develop and maintain contract information for all contracts, and such information shall be accessible to Allegiance via its computer system.

              3.2.1.3 PRODUCT AVAILABILITY - Allegiance shall provide fill rate and product availability information from

    Allegiance and Baxter computer systems to all Allegiance customer service personnel.

              3.2.1.4 COMPETITIVE PRODUCT CROSS-REFERENCING - Allegiance shall update information cross-referencing Products and competitive products on a consistent time frame and provide it to its service personnel via Allegiance's computer system.

              3.2.1.5 SALES REPRESENTATIVE INFORMATION - Allegiance shall provide Allegiance sales representative identification to the customer. This information will reside in the Allegiance customer master file and be updated as needed.

              3.2.1.6 HARDWARE SALES - Specific questions regarding hardware sales should be referred to Baxter's hardware order entry personnel.

              3.2.1.7 NEW CUSTOMER SET-UP - Allegiance customer service personnel will ensure effective and efficient coding of all new customers into the customer master files.

         3.2.2     ORDER FULFILLMENT/SALES PROCESS.

              3.2.2.1 ORDER PLACEMENT - Allegiance customer service personnel will be the initial access point for customer into Allegiance and will handle inquiries and order placement efficiently and effectively. The order entry activity will function on Allegiance's computer system.

              3.2.2.2 ORDER TRACKING - Allegiance shall maintain the ability to identify to customers the location of Products in the order process.

              3.2.2.3 SPECIAL REQUEST PROCESSING - Allegiance customer service personnel will be required to process special handling requests by customer such as drop shipping, alternate shipping, special handling, lot holding, etc., and will work within contract guidelines and procedural boundaries to service the customer.

              3.2.2.4 INVOICING - Allegiance will perform billing for the Products via appropriate computer systems.

              3.2.2.5 CUSTOMER SATISFACTION - Allegiance's service personnel are accountable for the customer's satisfaction regarding the service provided. Allegiance will conduct annual surveys of customer satisfaction levels and manage improvement plans.

         3.2.3     POST-SALES SERVICE.

              3.2.3.1 DISCOUNTS - Allegiance will pass all appropriate sales information to Baxter which will calculate discounts and incentives for all customers.

              3.2.3.2 CREDIT AND COLLECTION - Allegiance is responsible for collecting on outstanding invoices. Allegiance shall have the sole authority to issue credits.

              3.2.3.3 CREDITS FOR RETURNED GOODS, SHORTAGES, DAMAGES, AND MISDELIVERIES - Allegiance shall be responsible for issuing credits and resolving customer issues relating to returned goods, shortages, damages and misdeliveries. Allegiance shall use commercially reasonable efforts to advise Baxter of all Product-related credits and any other customer resolutions likely to affect Baxter's relationship with the customer.

              3.2.3.4 PRICING DISPUTES - Pricing disputes will be handled by Allegiance.

              3.2.3.5 BACK ORDER STATUS AND RESOLUTION - Allegiance will be accountable for managing customer communications of back orders to provide accurate and timely information on resolution. Allegiance will communicate appropriate product substitution information to the customer.

              3.2.3.6 PRODUCT COMPLAINT - Initial customer Product complaints will be logged by Allegiance customer service. Such complaints may be escalated for resolution.



    3.3  PRICING/BILLING.

         3.3.1 Allegiance will negotiate the delivered price for the Products.

         3.3.2 Allegiance will quote the Allegiance price to the customer in response to market conditions but may quote as its price the Suggested Sales Price, plus any markup or less any markdown it feels is appropriate, including any markup for added services.

         3.3.3 Each customer will sign a bid or contract with Allegiance and an addendum or new contract with Baxter that states that such customer has reached agreement with Allegiance on the final price such customer will pay.
The customer must comply with the purchase requirements of the bilateral contract with Baxter, and such bilateral contract shall continue to constitute a binding commitment of the customer to Baxter. Shortfall charges and cancellation fees, if any, under such bilateral contract will be calculated using the Suggested Sales Price and will be administered by Baxter.

         3.3.4 Allegiance shall process all billing to the customer on its computer system.

                     AGENCY, SERVICES, AND DISTRIBUTION AGREEMENT

                                      EXHIBIT D

                                   BAXTER'S DUTIES


1.  GENERAL DUTIES UNDER AGENCY MODEL, DISTRIBUTOR MODEL, AND BCS KITS MODEL.

    1.1 CORPORATE AGREEMENT BONUS PROGRAM. Baxter shall participate in the Existing Corporate Agreements bonus program as follows:

         1.1.1 Baxter shall provide to Allegiance comparable sales and gross profit data as it provided prior to October 1, 1996, for each applicable customer participating in the Existing Corporate Agreements Bonus Program.

         1.1.2 [BEGINNING WITH CALENDAR YEAR 1997, BAXTER SHALL PAY TO ALLEGIANCE BAXTER'S SHARE OF OPERATIONS AND SYSTEMS EXPENSES REQUIRED TO SUPPORT THE ADMINISTRATION OF THE EXISTING CORPORATE AGREEMENTS BONUS PLAN BASED UPON BAXTER'S SHARE OF THE CORPORATE AGREEMENT BONUS AS A PERCENTAGE OF THE TOTAL CORPORATE AGREEMENT BONUS. NOTWITHSTANDING THE PRECEDING SENTENCE, BAXTER'S SHARE OF SUCH OPERATIONS AND SYSTEMS EXPENSES SHALL NOT EXCEED * * *.]

         1.1.3 Baxter may have a representative(s) present when Allegiance presents each bonus check to each customer.

    1.2  SALES.

         1.2.1 Baxter will use commercially reasonable efforts to monitor critical business indicators in the areas of customer service, materials management, distribution services, pricing/billing and compliance with all specific service requirements set forth in this Exhibit D. Without limitation to the foregoing sentence, Baxter will use commercially reasonable efforts to measure and assess customer satisfaction for Baxter sales processes and sales representatives, to the extent Baxter provides such sales-related functions under this Agreement. Baxter will also use commercially reasonable efforts to measure and assess critical business indicators relating to other customer-related services provided by Baxter under this Agreement (e.g., customer fill rate, pricing accuracy).

         1.2.2 Baxter shall participate with Allegiance in a semi-annual review of regional account segmentation, performance


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

to critical business indicators, and regional sales to be conducted between the leaders of their respective regional sales organizations. Allegiance and Baxter will work together in good faith to develop action plans to improve customer satisfaction in areas that are mutually identified as key factors for customer growth and retention, or areas where Baxter's performance is significantly (statistically defined) below that of its competitors.

         1.2.3 COMPETITIVE PRODUCT SUBSTITUTIONS - Baxter shall update competitive product substitution information on a consistent time frame and provide it to Allegiance customer service personnel via Baxter's system.

    1.3 MARKETING. Baxter shall use commercially reasonable efforts to market the Products in accordance with the following:

         1.3.1 During the Term of this Agreement, Baxter shall continue to devote substantially the same degree of effort to marketing and promoting the Products (such effort to be judged in the aggregate) as it did prior to the effective date of this Agreement.

         1.3.2 Baxter shall provide product management services to surgery centers and to Alternate Site Distributors.

         1.3.3 Baxter shall provide marketing services to the Long Term/Subacute and Homecare customers.

         1.3.4 Baxter shall provide product and service development in the same manner as provided by Baxter prior to the effective date of this Agreement.

         1.3.5 Baxter shall maintain its own communications resources and will coordinate communications messages with Allegiance where appropriate.

         1.3.6 Baxter shall attempt whenever possible to share with Allegiance expenses for convention fees, industry organizations, and industry databases where appropriate, and convention assets originally purchased by Baxter shall remain Baxter's.

         1.3.7 Baxter shall provide sales volumes by Product category for inclusion on Allegiance sales reports as provided by Baxter prior to the effective date of this Agreement.

    1.4 NATIONAL SAMPLE CENTER. Baxter shall own the Products stocked in the Sample Center.

    1.5 MATERIALS MANAGEMENT. Allegiance and Baxter shall use commercially reasonable efforts to make the supply chain as efficient as possible for both parties. Future opportunities to improve efficiency include, but are not limited to, EDI, bar coding, custom palletization, new work channels and the use of returnable totes. Both parties shall work in good faith to achieve this goal.

         1.5.1     FINISHED GOODS REQUIREMENTS PLANNING.

              1.5.1.1 Baxter manufacturing planning will evaluate all pipeline segments for domestic customers.

              1.5.1.2 Baxter will establish appropriate stocking levels for all product codes of Products to meet required customer service commitments.

              1.5.1.3 Baxter shall not require Allegiance to carry more than 1995 average Days Inventory On Hand. Stocking levels should be consistent with Baxter's planned turn improvement for the Products.

              1.5.1.4 Both parties agree that the echeloning of products based on line item usage generally makes sense. Assuming there are no significant customer contractual issues or financial impacts to Baxter, Baxter agrees to the parameters set forth by the rationalized supply chain. If after the appropriate review there are significant customer contractual issues or financial impacts to Baxter, 1995 will be used as the baseline for where products are stocked and the number of low velocity SKU's will not exceed 1995 levels.

         1.5.2 PIPELINE VISIBILITY. Baxter will provide to Allegiance visibility to actual inventory levels for all Baxter segments of the Product pipeline.

         1.5.3     INBOUND FREIGHT SHIPMENTS.

              1.5.3.1 Baxter will ship all products to appropriate Baxter or Allegiance replenishment centers as directed by the replenishment center sourcing model.

              1.5.3.2 Product will move on carriers agreed upon by the parties in the Council.

              1.5.3.3 The physical replenishment of Products from replenishment centers to distribution centers will use the following process: (a) variable review, (b) load build, and (c) pick, pack, schedule delivery, load and ship.

              1.5.3.4 Baxter will coordinate with Allegiance to schedule receiving appointments for Products shipped to Allegiance facilities from manufacturing facilities and replenishment centers, and in unloading Products. Baxter will provide Bill of Lading (BOL) instructions regarding receipt, where appropriate.

              1.5.3.5 Baxter is ultimately responsible for freight charges for shipments of Products from Baxter manufacturing facilities to Baxter or Allegiance replenishment centers and from Baxter and Allegiance replenishment centers to Allegiance distribution centers.

         1.5.4     OUTBOUND SHIPMENT

              1.5.4.1 Standard Delivery -- Baxter shall use commercially reasonable efforts to implement Standard Delivery when negotiating new customer agreements or renegotiating expiring customer agreements, with the goal of reducing Allegiance's overall number of Product deliveries and its related delivery costs. Baxter will share with Allegiance the costs and savings associated with Standard Delivery as set forth in Section 6.11 of this Agreement.

              1.5.4.2 Premium Delivery -- When Baxter's customers are required to pay for Premium Delivery of Products, Baxter will collect such amounts from the customers and pay the amounts collected to Allegiance on a quarterly basis in accordance with Section 6.11 of this Agreement. Baxter will share with Allegiance the costs and savings associated with Uncollected Premium Delivery Costs as set forth in Section 6.11 of this Agreement.

              1.5.4.3 Incremental Deliveries -- For calendar year 1997, Baxter will pay Allegiance an amount equal to * * * of the amount, if any, that Baxter invoices to its customers for Incremental Deliveries of Products. Such payments shall be made on a quarterly basis in accordance with Section 6.11 of this Agreement. For 1998 and subsequent calendar years during the Term, the parties will agree in Council upon Allegiance's compensation for providing such Incremental Deliveries, prior to the beginning of each year.

              1.5.4.4 For calendar year 1997, Baxter shall review with Allegiance in the Council on a quarterly basis


- ---------------
* * * CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

    the operational and financial effects of the terms of this Agreement regarding Incremental Deliveries of Products, and agrees to renegotiate such terms for 1997 if necessary to keep both parties financially whole. Without limiting the preceding sentence, Baxter shall renegotiate such terms with Allegiance if (a) the total number of Incremental Deliveries of Products increase substantially more rapidly than Agency Net Sales, and (b) Allegiance's costs (net of freight) incurred in providing such Incremental Deliveries, net of any payments by Baxter under this Section, increase substantially.

         1.5.5 FREIGHT CLAIMS. Baxter will use commercially reasonable efforts to assist Allegiance in carrying out its responsibilities under this Agreement regarding filing freight claims and resolving product shortages and overages, including proof of delivery.

         1.5.6 PACKAGING QUALITY AND LOAD BUILD CONFIGURATION. Quality of packaging and load build configuration will conform to uniform distribution standards (E.G., palletized, etc.) as agreed by the parties in the Council.

         1.5.7     WAREHOUSE INVENTORY MANAGEMENT.

              1.5.7.1 Baxter will specify storage requirements for the Products.

              1.5.7.2 Baxter will manage inventory levels for Baxter products within the replenishment centers utilizing the "Compass" inventory system or equivalent system.


         1.5.8     CYCLE COUNTS AND PHYSICAL INVENTORIES.

              1.5.8.1 Baxter will provide at least 5 days advance notice prior to conducting inventory counts at any Allegiance locations.

              1.5.8.2 Baxter shall not audit Allegiance cycle counts more than 90 days after the month in which such cycle count was conducted.

              1.5.8.3 For each year during the Term of this Agreement, Baxter shall agree with Allegiance upon the day in October on which the annual physical inventory will take place.

              1.5.8.4 To the extent practicable, Baxter and Allegiance shall record any annual physical inventory adjustments into their respective accounting records at the same time.

              1.5.8.5 Baxter may audit Allegiance's physical inventory results at any time up to 3 months after the date on which Allegiance records its annual inventory adjustments into its accounting records.

              1.5.8.6 Baxter shall be solely responsible for determining (a) the gross variance of the dollar value of the Product inventory on TOPS for each Allegiance facility participating in the physical inventory, and (b) whether each such variance is within the permitted range.

    1.6  PRODUCT FCAs.

         1.6.1 Baxter shall provide to Allegiance in a format to be agreed upon by the parties all information reasonably required by Allegiance to perform Allegiance's duties in connection with Product FCAs. Such information shall include, without limitation, product identifiers, reason priority, and any information related to disposition plans.

         1.6.2 Baxter shall have sole authority to initiate any FCA. If Baxter is required to initiate an FCA for any Product, Baxter's Vice President of Quality Management (or such person's designee) shall notify Allegiance's Vice President of Quality Management (or such person's designee).

         1.6.3 Baxter shall cooperate with Allegiance in performing any FCA by identifying affected Products and customers, developing an action-specific management plan detailing specific responsibilities, and notifying customers of any such action. Baxter and Allegiance shall encourage customers to follow instructions related to any FCA situation.

         1.6.4 Baxter shall be solely responsible for all communications with the U.S. Food and Drug Administration in connection with the Products.

    1.7  DIVISIONAL BONUS PROGRAM.

         1.7.1 Baxter shall be responsible for administering the divisional bonus program. The divisional bonus allocation will be based on actual calendar year-end payments and actual calendar year-end sales to applicable customers.

         1.7.2 Baxter shall prepare and present the divisional bonus payments to customers, and Allegiance shall have the right to have Allegiance representatives present at the presentation.

         1.7.3 Baxter shall use commercially reasonable efforts to cooperate with Allegiance in the event customers request that divisional bonus payments be made by alternative means, for example, through credits on Allegiance statements of account.

2.  AGENCY MODEL AND DIRECT SALES.

    2.1 CUSTOMER SERVICE. Baxter shall be responsible for order entry, pricing and invoicing for all Products sold under the Agency Model or sold directly to customers. Beginning January 1, 1997, Baxter shall be responsible for all customer service support for all Products sold under the Agency Model or sold directly to customers.

         2.1.1 PRE-SALES SERVICES. Baxter shall perform the following pre-sales services:

              2.1.1.1 PRODUCT/SERVICE SPECIFICATIONS - Baxter shall provide Product information as resident on Baxter systems. Additional information shall be provided through the Product Information Center or as requested by Allegiance Customer Service. (Requests for Product information not available on Allegiance systems shall be forwarded to Baxter customer service).

              2.1.1.2 PRODUCT AVAILABILITY - Baxter shall provide fill rate and product availability information to all service personnel and regions, and such information shall reside in Allegiance and Baxter systems.

         2.1.2     ORDER FULFILLMENT/SALES PROCESS.

              2.1.2.1 ORDER TRACKING - Baxter shall maintain the ability to identify to customers the location of Products in the order process.

              2.1.2.2 SPECIAL REQUEST PROCESSING - Baxter customer service personnel will be required to identify special handling requests by customer such as drop shipping, alternate shipping, special handling, lot holding, etc., and will work within contract guidelines and procedural boundaries to service the customer.

         2.1.3     POST-SALES SERVICE.

              2.1.3.1 CREDIT AND COLLECTION - Baxter is responsible for collecting on outstanding invoices. Baxter shall use commercially reasonable efforts to advise Allegiance of any significant customer credit problems.

              2.1.3.2 CREDITS FOR RETURNED GOODS, SHORTAGES, DAMAGES, AND MISDELIVERIES - Baxter shall be responsible for issuing all credits to customers and resolving customer issues relating to returned goods, shortages, damages and misdeliveries. Baxter shall use commercially reasonable efforts to advise Allegiance of any Product-related credits or other customer resolutions likely to affect Allegiance's relationship with the customer.


              2.1.3.3 RETURN GOODS MANAGEMENT - In the event of returned Products, a return goods authorization will be issued by Baxter. Baxter shall resolve the returned Products problem (issue credit, deliver substitute, etc.).

              2.1.3.4 BACK ORDER STATUS AND RESOLUTION - Baxter will be accountable for managing customer communication of back orders to provide accurate and timely information on resolution. Baxter will communicate appropriate product substitution information to customers.

              2.1.3.5 PRODUCT COMPLAINT - Initial customer Product complaints will be logged by Baxter customer service. Such complaints may be escalated for resolution.

              2.1.3.6 TECHNICAL SUPPORT- Basic Product -related information as resident on Baxter's computer system will be provided. Additional information including technical letters and clinical information will be provided by Baxter's product information center.

              2.1.3.7 TECHNICAL SERVICE, PARTS AND REPAIR - Parts information as provided in Baxter's computer system or Product file will be shared with customer by Baxter customer service. Baxter will also provide, as appropriate, additional transfer or access to specialist.

         2.1.4     OTHER ISSUES/SERVICES.

              2.1.4.1 TELEMARKETING - Telemarketing can be provided by Allegiance or Baxter as needed for deployment purposes and strategic account management. Fees to be determined as needed.

    2.2  PRICING/BILLING.

         2.2.1 Pricing will be solely Baxter's responsibility. Baxter will negotiate the delivered product price with the customer. Baxter will submit all requests for bids, bilaterals, quotes, etc., to the customer.

         2.2.2 Baxter will contract directly with the customer at a product price which includes Standard Delivery. Should a customer require services in excess of Standard Delivery, Baxter will discuss with Allegiance the method of reimbursing Allegiance for additional delivery services. Baxter will determine the method of charging the customer therefor.

         2.2.3     Baxter will bill the customer on its computer system.

         2.2.4 When utilizing the dealer management group as an agent to service Alternate Site Distributors and Alternate Acute Care Distributors:

              2.2.4.1 Baxter will set pricing including guidelines for the Allegiance dealer management group for pricing to Alternate Site Distributors and Alternate Acute Care Distributors;

              2.2.4.2 Baxter will work with the customer to obtain the appropriate two-party contract signed between the customer and Baxter to adjust Baxter's obligations under any existing bilateral agreement;

              2.2.4.3 Baxter will be responsible for determining all pricing and contract terms for a Baxter agreement with a Alternate Site Distributor or an Alternate Acute Care Distributor.

         2.2.5 Baxter will set the price including guidelines for the Allegiance surgery center sales force when such sales force solicits orders from surgery centers, and Baxter will process all billing relating to surgery center customers on Baxter's computer system.


3.  DISTRIBUTOR MODEL.

    3.1 If a customer approaches Baxter rather than Allegiance in connection with a Distributor Model transaction, Baxter will advise the customer that the customer must obtain the delivered price from Allegiance, and Baxter will advise Allegiance of the Suggested Sales Price. Baxter may inform the customer that it will provide a Suggested Sales Price to Allegiance, and Allegiance could use the Suggested Sales Price as a starting point. Nevertheless, Allegiance shall have the sole right to set the delivered price.

    3.2 Baxter will transfer to Allegiance's computer system all inventory level information related to the Products.

    3.3 Baxter will cooperate with Allegiance in developing and implementing Allegiance's proposed vendor managed inventory ("VMI")system.

    3.4 Baxter will administer customer contracts on its computer system including, without limitation, account number set-up, ship-to/sold-to information, licensing information and ongoing customer contract maintenance.

    3.5 Baxter will transfer to Allegiance's computer system the Suggested Sales Price related to the Products.

                     AGENCY, SERVICES, AND DISTRIBUTION AGREEMENT

                                      EXHIBIT E

                                 SUPPLIER SCOREBOARD

                     AGENCY, SERVICES AND DISTRIBUTION AGREEMENT

                                      EXHIBIT F

                              INTERIM DISTRIBUTOR MODEL


1.  GENERAL PROVISIONS.

    1.1 All transactions under the Distributor Model during the Interim Period will follow the Interim Distributor Model set forth in this Exhibit F.

    1.2 Except as expressly stated in or necessarily implied by this Exhibit F, all provisions of the body of this Agreement having general applicability, and all provisions specifically relating to the Distributor Model, shall also apply to the Interim Distributor Model set forth in this Exhibit F.

    1.3 Allegiance will use commercially reasonable efforts, and Baxter will cooperate with Allegiance to install all necessary systems and make all other necessary preparations to permit terminating the Interim Distributor Model and implementing the Distributor Model as set forth in the main text of this Agreement as soon as possible, but in no event later than September 30, 1997.


2. INTERIM DISTRIBUTOR MODEL. Notwithstanding Section 3.3 of this Agreement, for all transactions under the Interim Distributor Model:

    Allegiance shall maintain the principal contractual relationship with the customer for sales, sales support, customer invoicing, accounts receivable, and customer service in connection with the supply of the Products under the Interim Distributor Model. Such Interim Distributor Model shall apply to the provision by Allegiance of Kits (except BCS Kits), Cost Management, ValueLink, and other services consolidated on an Allegiance invoice for Products and, in some instances Allegiance products (as required by the customer). Baxter shall use reasonable efforts to cooperate with Allegiance and to facilitate Allegiance's fulfillment of its obligations hereunder. Baxter shall sell the Products to Allegiance at a price generally applicable to all of Baxter's distributors of the Products (the "Distributor List Price"). Baxter shall not change its Distributor List Price for any Product more frequently than once per calendar year. Baxter shall provide to Allegiance a

Suggested Sales Price for the Products; provided, however, that Allegiance shall have the sole right and responsibility for negotiating and contracting with each customer the delivered price of the Products. If the customer has a then-current contract with Baxter for such Products, the Suggested Sales Price shall be the then-current contract price. If Baxter has an agreement with any customer for Baxter's provision of Products to such customer and such customer subsequently requests (a) Kits (except BCS Kits), and/or (b) Cost Management, ValueLink, and other services consolidated on an Allegiance invoice for such Products and, in some instances, Allegiance products, then all such Interim Distributor Model sales of Products to such customer shall apply to any minimum purchase commitments or quantity discounts contained in Baxter's agreement with such customer.

    For all Products sold under the Interim Distributor Model, Allegiance will deduct from its purchase payments to Baxter an amount equal to the amount, if any, by which the Distributor List Price exceeds the Suggested Sales Price (the "Vendor Rebate"). Such Vendor Rebate shall be in addition to the service fee and other payments set forth in Section 6 of this Agreement.

3. INVOICING AND PAYMENTS FOR INTERIM DISTRIBUTOR MODEL. Notwithstanding any contrary provisions of Section 8 of this Agreement:

    3.1 On or before the fifth business day of each calendar month during the Interim Period, Baxter shall provide to Allegiance a service fee report in a format to be agreed upon, showing the service fees payable for Products sold under the Interim Distributor Model during the previous month. On or before the second business day of each month during the Interim Period, Allegiance shall report to Baxter its aggregate sales and returns of Products for the preceding month by code and by customer for Interim Distributor Model transactions, and such reports shall also include the Suggested Sales Price, the Distributor List Price, and the applicable Vendor Rebate for such Products.

    3.2 Allegiance shall pay Baxter for its aggregate purchases of Products under the Interim Distributor Model, net 60 days from the date of Baxter's invoice to Allegiance. Allegiance may deduct from such purchase payments to Baxter any Vendor Rebates then owed to Allegiance by Baxter.

    3.3 Baxter shall pay Allegiance any applicable service fees in connection with sales of Products under the Interim Distributor Model on the 15th day of the month following the month in which such sales are reported.

    3.4 Notwithstanding the foregoing provisions of this Section 3 of Exhibit F, Allegiance's payment for Products transferred by Baxter to Allegiance prior to October 1, 1996 shall occur on November 15, 1996.

4.  TRANSFER OF TITLE AND RISK OF LOSS UNDER THE INTERIM DISTRIBUTOR MODEL.

    4.1 Notwithstanding Section 13 of this Agreement, title and risk of loss with respect to Products to be sold pursuant to the Interim Distributor Model shall pass from Baxter to Allegiance upon issuance of Baxter's invoice to Allegiance for such Products.

    4.2  Notwithstanding Section 4.1 of this Exhibit F and Sections 6.17 and
6.18 of this Agreement, if any Products purchased by Allegiance under the Interim Distributor Model are damaged, lost or stolen while in an Allegiance-owned replenishment center or distribution center, and Allegiance is responsible under this Agreement for carton failure and such damage, theft or loss, (1) Baxter will issue a credit memo to Allegiance for such damaged, lost or stolen Products, but not carton failure, at Baxter's applicable Distributor List Price, and (2) Baxter will invoice Allegiance monthly for such damaged, lost or stolen Products at its applicable standard cost as stated in Baxter's inventory valuation reports.

    4.3 Notwithstanding Section 1.6.7.2 of Exhibit C of the Agreement, during the Interim Period, Allegiance rather than Baxter shall have the right to any amounts recovered with respect to freight claims for Products shipped from Allegiance facilities to customers under the Interim Distributor Model.

5.  TERMINATION OF INTERIM DISTRIBUTOR MODEL.

    5.1 On the date agreed upon for termination of the Interim Distributor
Model and the transition to the Distributor Model, but no later than September 30, 1997, Baxter will purchase from Allegiance all Products then in Allegiance's inventory at Baxter's Distributor List Price. Baxter will issue Allegiance a credit memorandum reflecting such purchase within 30 days after receipt of Allegiance's invoice for such inventory. Baxter and Allegiance will cooperate with each other in providing any inventory reports or conducting any audits in connection with such transition.

    5.2 Once the parties have made the transition to the Distributor Model as contemplated in Section 1.2 of this Exhibit F, the provisions of this Exhibit F relating to the Interim

Distributor Model shall have no further effect, except that both parties shall have the right to receive any amounts owed under the Interim Distributor Model.


                                         F-4